ACE HOME EQUITY LOAN TRUST 2006-GP1

Issuer,

DEUTSCHE BANK NATIONAL TRUST COMPANY

Indenture Trustee

and

LASALLE BANK NATIONAL ASSOCIATION

Securities Administrator and Authenticating Agent

INDENTURE

Dated as of May 31, 2006

ASSET BACKED SECURITIES

TABLE OF CONTENTS

Section 1.01.	Definitions.
Section 1.02.	Incorporation by Reference of Trust Indenture Act.
Section 1.03.	Rules of Construction.
ARTICLE II ORIGINAL ISSUANCE OF NOTES
Section 2.01.	Form.
Section 2.02.	Execution, Authentication and Delivery.
ARTICLE III COVENANTS
Section 3.01.	Money for Payments to be Held in Trust.
Section 3.02.	Existence.
Section 3.03.	Payment of Principal and Interest.
Section 3.04.	Protection of Trust Estate.
Section 3.05.	Opinions as to Trust Estate.
Section 3.06.	Performance of Obligations.
Section 3.07.	Negative Covenants
Section 3.08.	Reserved.
Section 3.09.	Reserved.
Section 3.10.	Representations and Warranties Concerning the Trust Estate.
Section 3.11.	Investment Company Act.
Section 3.12.	Issuer May Consolidate, etc.
Section 3.13.	Successor or Transferee.
Section 3.14.	No Other Business.
Section 3.15.	No Borrowing.
Section 3.16.	Guarantees, Loans, Monthly Advances and Other Liabilities.
Section 3.17.	Capital Expenditures.
Section 3.18.	Restricted Payments.
Section 3.19.	Notice of Events of Default.
Section 3.20.	Further Instruments and Acts.
Section 3.21.	[Reserved].
Section 3.22.	Certain Representations Regarding the Trust Estate.
ARTICLE IV THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE
Section 4.01.	The Notes.
Section 4.02.	Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Securities Administrator and Certificate Registrar.
Section 4.03.	Mutilated, Destroyed, Lost or Stolen Notes.
Section 4.04.	Persons Deemed Owners.
Section 4.05.	Cancellation.
Section 4.06.	Form of Notes.
Section 4.07.	Notices to Depository.
Section 4.08.	Definitive Notes.
Section 4.09.	Tax Treatment.
Section 4.10.	Satisfaction and Discharge of Indenture.
Section 4.11.	Application of Trust Money.
Section 4.12.	Release of Collateral.
Section 4.13.	Repayment of Moneys Held by Securities Administrator.
Section 4.14.	Temporary Notes.
Section 4.15.	Representation Regarding ERISA.
ARTICLE V DEFAULT AND REMEDIES
Section 5.01.	Events of Default.
Section 5.02.	Acceleration of Maturity; Rescission and Annulment.
Section 5.03.	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
Section 5.04.	Remedies; Priorities.
Section 5.05.	Optional Preservation of the Trust Estate.
Section 5.06.	Limitation of Suits.
Section 5.07.	Unconditional Rights of Noteholders To Receive Principal and Interest.
Section 5.08.	Restoration of Rights and Remedies.
Section 5.09.	Rights and Remedies Cumulative.
Section 5.10.	Delay or Omission Not a Waiver.
Section 5.11.	Control By Controlling Party.
Section 5.12.	Waiver of Past Defaults.
Section 5.13.	Undertaking for Costs.
Section 5.14.	Waiver of Stay or Extension Laws.
Section 5.15.	Sale of Trust Estate.
Section 5.16.	Action on Notes.
Section 5.17.	Subrogation.
Section 5.18.	Preference Claims.
Section 5.19.	Noteholder Rights.
Section 5.20.	Note Insurer’s Rights Regarding Actions, Proceedings or Investigations.
ARTICLE VI THE INDENTURE TRUSTEE, THE SECURITIES ADMINISTRATOR AND THE AUTHENTICATING AGENT
Section 6.01.	Duties of Indenture Trustee, Securities Administrator and Others.
Section 6.03.	Individual Rights of Indenture Trustee, Securities Administrator and Authenticating Agent.
Section 6.04.	[Reserved].
Section 6.05.	Indenture Trustee’s, Securities Administrator’s and Authenticating Agent’s Disclaimer.
Section 6.06.	Notice of Event of Default.
Section 6.07.	Reports to Holders.
Section 6.08.	Compensation.
Section 6.09.	Replacement of Indenture Trustee, the Securities Administrator and the Authenticating Agent.
Section 6.10.	Successor Indenture Trustee, Securities Administrator or Authenticating Agent by Merger.
Section 6.11.	Appointment of Co-Indenture Trustee or Separate Indenture Trustee.
Section 6.12.	Eligibility; Disqualification.
Section 6.13.	[Reserved].
Section 6.14.	Representations and Warranties.
Section 6.15.	Directions to Indenture Trustee and the Securities Administrator.
ARTICLE VII NOTEHOLDERS’ LISTS AND REPORTS
Section 7.01.	Issuer To Furnish Names and Addresses of Noteholders.
Section 7.02.	Preservation of Information; Communications to Noteholders.
Section 7.03.	Financial Information.
Section 7.04.	Reports by Indenture Trustee.
ARTICLE VIII ACCOUNTS, DISBURSEMENTS AND RELEASES
Section 8.01.	Collection of Money.
Section 8.02.	Reserved.
Section 8.03.	Termination Upon Distribution to Noteholders.
Section 8.04.	Release of Trust Estate.
Section 8.05.	Surrender of Notes Upon Final Payment.
Section 8.06.	Optional Redemption of the Assets of the Trust Estate.
Section 8.07.	Additional Redemption Requirements.
ARTICLE IX SUPPLEMENTAL INDENTURES
Section 9.01.	Supplemental Indentures Without Consent of Noteholders.
Section 9.02.	Supplemental Indentures With Consent of Noteholders.
Section 9.03.	Execution of Supplemental Indentures.
Section 9.04.	Effect of Supplemental Indenture.
Section 9.05.	Conformity with Trust Indenture Act.
Section 9.06.	Reference in Notes to Supplemental Indentures.
ARTICLE X MISCELLANEOUS
Section 10.01.	Acts of Noteholders.
Section 10.02.	Notices etc., to Indenture Trustee, the Certificateholders, Securities Administrator, Authenticating Agent and Rating Agencies.
Section 10.03.	Notices to Noteholders; Waiver.
Section 10.04.	Conflict with Trust Indenture Act.
Section 10.05.	Effect of Headings.
Section 10.06.	Successors and Assigns.
Section 10.07.	Separability.
Section 10.08.	Legal Holidays.
Section 10.09.	GOVERNING LAW.
Section 10.10.	Counterparts.
Section 10.11.	Recording of Indenture.
Section 10.12.	Issuer Obligation.
Section 10.13.	No Petition.
Section 10.14.	Inspection.
Section 10.15.	Benefits of Indenture.

EXHIBITS

Exhibit A	—	Form of Note
Exhibit B	—	HELOC Schedule
Exhibit C	—	Form of Rule 144A Investment Representation Letter
Exhibit D	—	Form of Transferee Letter
Exhibit E	—	Form of Transferor Certificate
Exhibit F	—	Form of Certification of Transfer to Single Owner
Exhibit G	—	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit H	—	Form of Certification to the Depositor provided by the Securities Administrator
Exhibit I	—	Reserved

Appendix A	—	Definitions

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE
ACT OF 1939 AND INDENTURE PROVISIONS

Trust Indenture Act Section	Indenture Section
310 (a)(1)	6.11
(a)(2)	6.11
(a)(3)	6.10
(a)(4)	Not Applicable
(a)(5)	6.11
(b)	6.08, 6.11
(c)	Not Applicable
311 (a)	6.12
(b)	6.12
(c)	Not Applicable
312 (a)	7.01, 7.02(a)
(b)	7.02(b)
(c)	7.02(c)
313 (a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Not Applicable
314 (a)	3.10
(b)	3.07
(c)(1)	8.05(c), 10.01(a)
(c)(2)	8.05(c), 10.01(a)
(c)(3)	Not Applicable
(d)(1)	8.05(c), 10.01(b)
(d)(2)	8.05(c), 10.01(b)
(d)(3)	8.05(c), 10.01(b)
(e)	10.01(a)
315 (a)	6.01(b)
(b)	6.05
(c)	6.01(a)
(d)	6.01(c)
(d)(1)	6.01(c)
(d)(2)	6.01(c)
(d)(3)	6.01(c)
(e)	5.13
316 (a)(1)(A)	5.11
(a)(1)(B)	5.12
(a)(2)	Not Applicable
(b)	5.07
317 (a)(1)	5.04
(a)(2)	5.03(b)
(b)	3.03(a)(i)
318 (a)	10.07

This Indenture, dated as of May 31, 2006, is entered into among ACE Home Equity Loan Trust 2006-GP1, a Delaware statutory trust, as Issuer (the “Issuer”), Deutsche Bank National Trust Company, as Indenture Trustee (the “Indenture Trustee”) and LaSalle Bank National Association, as Securities Administrator and Authenticating Agent (the “Securities Administrator” and “Authenticating Agent,” as applicable).

WITNESSETH THAT:

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s Asset Backed Securities, Series 2006-GP1 (the “Notes”) and the Note Insurer.

Financial Security Assurance Inc. (the “Note Insurer”) has issued and delivered a financial guaranty insurance policy with respect to the Notes, dated the Closing Date (the “Policy”), pursuant to which the Note Insurer guarantees the Scheduled Payments and any Preference Claim (as defined in the Policy), subject to the terms and conditions set forth therein.

As an inducement to the Note Insurer to issue and deliver the Policy, the Issuer and the Note Insurer have executed and delivered the Insurance and Indemnity Agreement, dated as of May 31, 2006, (as amended from time to time, the “Insurance Agreement”), among the Note Insurer, the Issuer, the Servicer, the Depositor and the Sponsor.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes and the Note Insurer, all of the Issuer’s right, title and interest in and to, whether now existing or hereafter created: (a) the HELOCs identified in the Loan Schedule, including all interest and principal received with respect to the HELOCs after the Cut-off Date; (b) such assets as shall from time to time be credited or are required by the terms of this Indenture to be credited to the Payment Account; (c) such assets relating to the HELOCs as from time to time may be held in the Accounts; (d) any REO Property; (e) any amounts paid or payable by the insurer under any insurance policy with respect to a HELOC (to the extent the mortgagee has a claim thereto); (f) the HELOC Purchase Agreement; (g) the rights of the Issuer under the HELOC Purchase Agreement and the Sale and Servicing Agreement; and (h) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Trust Estate” or the “Collateral”). The Noteholders shall also have the benefit of the Policy.

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, and all amounts owing to the Note Insurer subject, in each case, to the priority set forth herein, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Securities Administrator on behalf of the Indenture Trustee hereby agrees that it will hold the Policy in trust and that it will hold any proceeds of any claim made upon the Policy solely for the use and the benefit of the Noteholders in accordance with the terms hereof and the terms of the Policy.

Neither the Indenture Trustee nor the Issuer assumes or shall assume any obligation under any Credit Line Agreement that provides for the funding of future Draws to the Mortgagor thereunder, and neither the Indenture Trustee nor the Issuer shall be obligated or permitted to fund any such future Draws.

The Indenture Trustee, as trustee on behalf of the Holders of the Notes and the Note Insurer, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and each of the Indenture Trustee and the Securities Administrator agree to perform their respective duties as Indenture Trustee, Securities Administrator and Authenticating Agent, as required herein.

ARTICLE I

DEFINITIONS

Section 1.01  Definitions.

For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Appendix A attached hereto, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02  Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules have the meanings assigned to them by such definitions.

Section 1.03  Rules of Construction.

Unless the context otherwise requires:

(i)  a term has the meaning assigned to it;

(ii)  an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii)  “or” is not exclusive;

(iv)  “including” means including without limitation;

(v)  words in the singular include the plural and words in the plural include the singular; and

(vi)  any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

ORIGINAL ISSUANCE OF NOTES

Section 2.01  Form.

The Notes, together with the Authenticating Agent’s certificate of authentication, shall be in substantially the form set forth in Exhibit A to this Indenture, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

The terms of the Notes set forth in Exhibit A to this Indenture are part of the terms of this Indenture.

Section 2.02  Execution, Authentication and Delivery.

The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Securities Administrator shall, upon Issuer Request, authenticate and deliver Class A Notes for original issue in the following Initial Note Balances:

Class A	$352,607,000

The Authenticating Agent shall upon Issuer Request authenticate and deliver the Notes for original issue in an aggregate initial principal amount equal to the Initial Note Principal Balance for the Notes.

Each of the Notes shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in book-entry form and shall be issuable in the minimum initial Note Principal Balance of $25,000 and in integral multiples of $1 in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

ARTICLE III

COVENANTS

Section 3.01  Money for Payments to be Held in Trust.

As provided in Section 8.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 5.03 of the Sale and Servicing Agreement shall be made on behalf of the Issuer by the Securities Administrator, and no amounts so withdrawn from such accounts for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.01. The Securities Administrator shall:

(i)  hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)  give the Indenture Trustee and the Note Insurer notice of any default by the Issuer of which the Securities Administrator has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)  at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by the Securities Administrator;

(iv)  immediately resign as Securities Administrator and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by the Securities Administrator at the time of its appointment; and

(v)  comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to reporting requirements applicable to original issue discount, the accrual of market discount or the amortization of premium on the Notes, the Issuer shall have first provided the calculations pertaining thereto and the amount of any resulting withholding taxes to the Securities Administrator.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or the Securities Administrator in trust for the payment of any amount due with respect to the Notes and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Representative; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Representative for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or the Securities Administrator with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or the Securities Administrator, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York (including, but not limited to, The Bond Buyer), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Securities Administrator shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of the Securities Administrator, at the last address of record for each such Holder).

Section 3.02  Existence.

The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and each other instrument or agreement included in the Trust Estate.

Section 3.03  Payment of Principal and Interest.

(a)  The Issuer will duly and punctually pay (or will cause to be duly and punctually paid) the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, the Issuer will cause to be paid on each Payment Date all amounts on deposit in the Payment Account, and deposited therein pursuant to and in accordance with Section 5.03 of the Sale and Servicing Agreement, to the Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

(b)  The Notes shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Collateral as provided in this Indenture. The Issuer shall not otherwise be liable for payments of the Notes, and none of the owners, agents, officers, directors, employees, or successors or assigns of the Issuer shall be personally liable for any amounts payable, or performance due, under the Notes or this Indenture. If any other provision of this Indenture shall be deemed to conflict with the provisions of this Section 3.03, the provisions of this Section 3.03 shall control.

(c)  Each payment with respect to a Book-Entry Note shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such payment to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such payment to the Note Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Note Owners that it represents. None of the Securities Administrator, the Depositor or the Servicer shall have any responsibility therefor.

(d)  Any installment of interest or principal payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, if such Holder shall have so requested at least five Business Days prior to the related Record Date, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Securities Administrator, by check to such Noteholder mailed to such Holder’s address as it appears in the Note Register in the amount required to be paid to such Holder on such Payment Date pursuant to such Holder’s Notes; provided, however, that the Securities Administrator shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

(e)  The Note Principal Balance of each Note shall be due and payable in full on the Final Scheduled Payment Date for such Note as provided in the forms of Note set forth in Exhibit A to this Indenture. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. Upon notice to the Securities Administrator by the Issuer, the Securities Administrator shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date (including any final Payment Date resulting from any redemption pursuant to Section 8.06 hereof). Such notice shall to the extent practicable be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment. No interest shall accrue on the Notes on or after the Final Scheduled Payment Date or any such other final Payment Date

Section 3.04  Protection of Trust Estate.

The Issuer will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i)  maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii)  perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii)  enforce any of the Trust Estate; or

(iv)  preserve and defend title to the Trust Estate and the rights of the Indenture Trustee, the Note Insurer and the Noteholders in such Trust Estate against the claims of all persons and parties.

Except as otherwise provided in this Indenture, neither the Securities Administrator nor the Indenture Trustee shall remove and the Indenture Trustee shall not direct the Custodian to remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.05 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered on the Closing Date pursuant to Section 3.05(a) hereof, if no Opinion of Counsel has yet been delivered pursuant to Section 3.05(b) hereof), unless the Indenture Trustee, the Note Insurer and the Securities Administrator shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.04 upon the Issuer’s preparation thereof and delivery to the Indenture Trustee.

Section 3.05  Opinions as to Trust Estate.

On the Closing Date, the Issuer shall furnish to the Indenture Trustee, the Note Insurer and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.

Section 3.06  Performance of Obligations.

(a)  The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture and the other Basic Documents and in the instruments and agreements included in the Trust Estate.

(b)  The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer.

(c)  The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under any of the documents relating to the Trust Estate or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Trust Estate or any such instrument, except such actions as the Servicer or the Master Servicer is expressly permitted to take in the Sale and Servicing Agreement.

(d)  The Issuer may retain an administrator and may enter into contracts with other Persons for the performance of the Issuer’s obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

Section 3.07  Negative Covenants. So long as any Notes are Outstanding and any amounts remaining due and owing to the Note Insurer, the Issuer shall not:

(i)  except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate.

(ii)  claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder, by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(iii)  (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

(iv)  take any other action or fail to take any action that would result in an imposition of tax on the Issuer (including, but not limited to, the tax on prohibited transactions under Section 860L(e) of the Code); or

(v)  waive or impair, or fail to assert rights under, the Trust Estate, or impair or cause to be impaired the Issuer’s interest in the Trust Estate, the HELOC Purchase Agreement or any other Basic Document, if any such action would materially and adversely affect the interests of the related Noteholders or the Note Insurer.

Section 3.08  Reserved.

Section 3.09  Reserved.

Section 3.10  Representations and Warranties Concerning the Trust Estate.

The Indenture Trustee, as pledgee of the Trust Estate and the Note Insurer, have the benefit of the representations and warranties made by the Sponsor in Sections 5 and 6 of the HELOC Purchase Agreement concerning the HELOCs and the right to enforce the remedies against the Sponsor, provided in such Section 7 of the HELOC Purchase Agreement to the same extent as though such representations and warranties were made directly to the Indenture Trustee and the Note Insurer herein. If a Responsible Officer of the Indenture Trustee or the Note Insurer has actual knowledge of any breach of any representation or warranty made by the Sponsor in the HELOC Purchase Agreement, the Indenture Trustee shall promptly notify Sponsor of such finding and of the Sponsor’s obligation, as applicable, to cure such defect or repurchase or substitute for the related HELOC.

Section 3.11  Investment Company Act.

The Issuer shall not become an “investment company” or be under the “control” of an “investment company” as such terms are defined in the Investment Company Act (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.11 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.

Section 3.12  Issuer May Consolidate, etc.

(a)  The Issuer shall not consolidate or merge with or into any other Person, unless:

(i)  the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee and the Securities Administrator, the due and punctual payment of the principal of and interest on all Notes and all amounts payable to the Indenture Trustee, the Note Insurer and the Securities Administrator, the payment to the Securities Administrator of all amounts due to the Certificateholders, and the performance or observance of every agreement and covenant of this Indenture and the other Basic Documents on the part of the Issuer to be performed or observed, all as provided herein;

(ii)  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)  each of the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes (without regard to the Policy) to be reduced, qualified, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade;

(iv)  any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

(v)  the Issuer shall have delivered to the Indenture Trustee and the Note Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for or relating to such transaction have been complied with (including any filing required by the Exchange Act), and that such supplemental indenture is enforceable; and

(vi)  the Note Insurer shall have given its prior written consent.

(b)  The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

(i)  the Person that acquires, by conveyance or transfer, the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted, shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and the Securities Administrator, in form satisfactory to the Indenture Trustee and the Securities Administrator, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and the other Basic Documents on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer, the Note Insurer, the Indenture Trustee and the Securities Administrator against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or, if a group of Persons, one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii)  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)  each of the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes (without regard to the Policy) to be reduced, qualified, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade;

(iv)  any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

(v)  the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

(vi)  the Note Insurer shall have given its prior written consent.

Section 3.13  Successor or Transferee.

(a)  Upon any consolidation or merger of the Issuer in accordance with Section 3.12(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall, following the Issuer’s satisfaction of all of the conditions precedent set forth therein with respect thereto, succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)  Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.12(b), the Issuer, following its satisfaction of all of the conditions precedent set forth herein with respect thereto, will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the related Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

Section 3.14  No Other Business.

The Issuer shall not engage in any business other than as set forth with respect thereto in the Trust Agreement and other than financing, purchasing, owning and selling and managing the Trust Estate and the issuance of the Notes in the manner contemplated by this Indenture and the other Basic Documents and all activities incidental thereto.

Section 3.15  No Borrowing.

The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes under this Indenture.

Section 3.16  Guarantees, Loans, Monthly Advances and Other Liabilities.

Except as contemplated by this Indenture or any other Basic Document, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.17  Capital Expenditures.

The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.18  Restricted Payments.

The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions and payments to the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Servicer, the Master Servicer, the Credit Risk Manager, the Note Insurer, the Custodian, the Certificate Registrar, the Noteholders and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under this Indenture and the other Basic Documents. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account or the Payment Account except in accordance with this Indenture and the other Basic Documents.

Section 3.19  Notice of Events of Default.

The Issuer shall give the Indenture Trustee, the Note Insurer, the Securities Administrator, and each Rating Agency prompt written notice of each Event of Default that has occurred and is continuing hereunder.

Section 3.20  Further Instruments and Acts.

Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.21  [Reserved].

Section 3.22  Certain Representations Regarding the Trust Estate.

(a)  With respect to the Collateral, the Issuer represents to the Indenture Trustee and the Note Insurer that:

(b)  This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

(c)  The Collateral constitutes “deposit accounts,” “instruments” or “certificated securities,” as applicable within the meaning of the applicable UCC.

(d)  The Issuer owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

(e)  The Issuer has caused or will have caused, within five days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder.

(f)  Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.

(g)  The Collateral is not in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has in its possession all original copies of the security certificates that constitute or evidence the Collateral. The security certificates that constitute or evidence the Collateral do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee. The Issuer has not consented to the bank maintaining the Collateral to comply with instructions of any Person other than the Indenture Trustee or the Securities Administrator on behalf of the Indenture Trustee or the Master Servicer.

ARTICLE IV

THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01  The Notes.

The Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Class A Notes through the book-entry facilities of the Depository in minimum initial Note Principal Balance of $25,000 and integral multiples of $1 in excess thereof.

The Indenture Trustee and Securities Administrator may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Notes for the purposes of exercising the rights of Holders of the Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08 hereof, Beneficial Owners shall not be entitled to definitive certificates for the Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Securities Administrator, no Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

In the event the Depository Trust Company resigns or is removed as Depository, the Depositor may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository’s resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Authenticating Agent and delivered by the Authenticating Agent to or upon the order of the Issuer.

Section 4.02  Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Securities Administrator and Certificate Registrar.

The Issuer shall cause to be kept at the Corporate Trust Office of the Securities Administrator a Note Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office of the Securities Administrator, the Issuer shall execute, the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Note Principal Balance evidencing the same aggregate Percentage Interests.

Subject to Section 4.08, Notes may be exchanged for other Notes of like tenor and in authorized initial Note Principal Balance evidencing the same aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Securities Administrator. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, the Authenticating Agent shall authenticate and the Securities Administrator shall deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Securities Administrator duly executed by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Securities Administrator shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

The Issuer hereby appoints LaSalle Bank National Association as: (i) Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.08 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.04 of the Trust Agreement, and (ii) Securities Administrator under this Indenture. LaSalle Bank National Association hereby accepts such appointments. Upon request, the Certificate Registrar will provide a copy of the Certificate Register to the Indenture Trustee.

Section 4.03  Mutilated, Destroyed, Lost or Stolen Notes.

If (i) any mutilated Note is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Securities Administrator such security or indemnity as may be required by it to hold the Issuer and the Securities Administrator harmless, then, in the absence of notice to the Issuer or the Securities Administrator that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Authenticating Agent shall authenticate and the Securities Administrator shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Securities Administrator shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Indenture Trustee or the Securities Administrator in connection therewith.

Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Securities Administrator) connected therewith.

Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.04  Persons Deemed Owners.

Prior to due presentment for registration of transfer of any Note, the Issuer, the Securities Administrator and any agent of the Issuer may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee, the Securities Administrator or any agent of the Issuer, the Indenture Trustee or the Securities Administrator shall be affected by notice to the contrary.

Section 4.05  Cancellation.

All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Securities Administrator, be delivered to the Securities Administrator and shall be promptly cancelled by the Securities Administrator. The Issuer may at any time deliver to the Securities Administrator for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Securities Administrator. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Securities Administrator in accordance with its standard retention or disposal policy as in effect at the time.

Section 4.06  Form of Notes.

The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company (or its custodian), the initial Depository, by, or on behalf of, the Issuer. The Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner’s interest in such Note, except as provided in Section 4.08. With respect to such Notes, unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Beneficial Owners pursuant to Section 4.08:

(i)  the provisions of this Section 4.06 shall be in full force and effect;

(ii)  the Securities Administrator and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Beneficial Owners of the Notes;

(iii)  to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

(iv)  the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Note Owners and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

(v)  whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the aggregate Note Principal Balance of the Notes, the Depository shall be deemed to represent such percentage with respect to the Notes only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Securities Administrator and the Indenture Trustee.

None of the Depositor, the Issuer, the Servicer, the Master Servicer, the Sponsor, the Securities Administrator, the Indenture Trustee and the Owner Trustee shall have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Notes or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

Section 4.07  Notices to Depository.

Whenever a notice or other communication to the Note Holders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee or Securities Administrator, as applicable, shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository, and shall have no obligation to the Beneficial Owners.

Section 4.08  Definitive Notes.

If (i) the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Depositor, the Securities Administrator is unable to locate a qualified successor within 30 days or (ii) after the occurrence of the termination of the Servicer as set forth in the Servicing Agreement, Note Owners having Percentage Interests aggregating not less than 51% of the Book-entry Notes advise the Securities Administrator, the Depository and the Depository Participants in writing that the continuation of a book-entry system through the Depository, or a successor to the Depository, is no longer in the best interests of the Note Owners, then the Securities Administrator shall request that the Depository notify all Beneficial Owners of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the Securities Administrator of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Authenticating Agent shall authenticate the Definitive Notes in accordance with the instructions of the Depository. Neither the Issuer nor the Securities Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Securities Administrator shall recognize the Holders of the Definitive Notes as Noteholders.

In addition, if an Event of Default has occurred and is continuing, each Note Owner materially adversely affected thereby may at its option request a Definitive Note evidencing such Noteholder’s interest in the Notes. In order to make such request, such Noteholder shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Securities Administrator to exchange or cause the exchange of the Noteholder’s interest in the Notes for an equivalent interest in fully registered definitive form. Upon receipt by the Securities Administrator of instructions from the Depository directing the Securities Administrator to effect such exchange (such instructions to contain information regarding the Note Principal Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the Definitive Note, and any other information reasonably required by the Securities Administrator), (i) the Securities Administrator shall instruct the Depository to reduce the related Depository Participant’s account by the aggregate Note Principal Balance of the Definitive Note, (ii) the Securities Administrator shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Note evidencing such Noteholder’s interest in the Notes and (iii) the Issuer shall execute and the Authenticating Agent shall authenticate a new Book-Entry Note reflecting the reduction in the Note Principal Balance of the Notes by the amount of the Definitive Notes.

Section 4.09  Tax Treatment.

The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. For federal income tax purposes, the Notes (exclusive of any right to receive payments from the Net WAC Rate Carryover Reserve Account) will be treated as regular interests in a REMIC. The Securities Administrator shall make or cause to be made REMIC elections for each of REMIC I and REMIC II as set forth in Article IX of the Sale and Servicing Agreement on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Notes are issued. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the related REMIC.

Section 4.10  Satisfaction and Discharge of Indenture.

(a)  This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of related Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.04, 3.06, 3.17, 3.19 and 3.20, (v) the rights, obligations and immunities of the Indenture Trustee, Securities Administrator, the Note Insurer and Authenticating Agent hereunder (including the rights of the Securities Administrator under Section 6.08 and the obligations of the Securities Administrator under Section 4.11), and (vi) the rights of the related Noteholders and the Note Insurer as beneficiaries hereof with respect to the property so deposited with the Securities Administrator payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Notes and shall release and deliver, or cause the Custodian to deliver, the Collateral when either

1)
all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.01) have been delivered to the Securities Administrator for cancellation and all amounts due and owing to the Note Insurer have been paid in full; or

2)	(i) all Notes not theretofore delivered to the Securities Administrator for cancellation

a)	have become due and payable,

b)	will become due and payable at the Final Scheduled Maturity Date within one year, or

c)	have been called for early redemption pursuant to Sections 8.06 and 8.07 hereof,

and, in the case of (I) and (II) the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Securities Administrator cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding not theretofore delivered to the Securities Administrator for cancellation when due on the Final Scheduled Maturity Date or other final Payment Date and all amounts due and owing to the Note Insurer and has delivered to the Securities Administrator and the Indenture Trustee a verification report from a nationally recognized accounting firm certifying that the amounts deposited with the Securities Administrator are sufficient to pay and discharge the entire indebtedness of such Notes and all amounts due and owing to the Note Insurer, or, in the case of (III), the Redeemer has complied with all requirements of Section 8.06 and Section 8.07 hereof;

(ii)  the Issuer has paid or caused to be paid all other sums payable hereunder;

(iii)  the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel (at the Redeemer’s expense in the case of (2)(i)(III) above and at the Issuer’s expense in all other cases) and (A) if required by the TIA or the Indenture Trustee, an Independent Certificate from a firm of certified public accountants, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with or (B) an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates; provided that no such Independent Certificates or Opinion of Counsel in lieu of such Independent Certificates shall be necessary in respect of property released from the lien of the Indenture in accordance with the provisions hereof if such property consists solely of cash;

(iv)  the Issuer has delivered to each Rating Agency and the Note Insurer notice of such satisfaction and discharge;

(v)  the Issuer has complied with the requirements of Section 8.07 hereof; and

(vi)  the Securities Administrator has returned the Policy to the Note Insurer for cancellation.

Section 4.11  Application of Trust Money.

All moneys deposited with the Securities Administrator pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Securities Administrator, as designee of the Issuer, as the Securities Administrator may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest or otherwise and to the Note Insurer with respect to all amounts due and owing to the Note Insurer; but such moneys need not be segregated from other funds except to the extent required herein or required by law.

Section 4.12  Release of Collateral.

The Servicer, the Sponsor or the Redeemer, as applicable, on behalf of the Issuer, shall be entitled to obtain a release from the lien of this Indenture for any Mortgage Loan and the Mortgaged Property at any time (i) after a payment by the Sponsor of the Repurchase Price of the Mortgage Loan, (ii) after a Qualifying Substitute Mortgage Loan is substituted for such Mortgage Loan and payment of the Substitution Shortfall Amount, if any, (iii) after liquidation of the Mortgage Loan in accordance with the Sale and Servicing Agreement and the deposit of all Liquidation Proceeds and Insurance Proceeds in the Collection Account, (iv) upon the termination of a Mortgage Loan (due to, among other causes, a prepayment in full of the Mortgage Loan and sale or other disposition of the related Mortgaged Property) or (v) as contemplated by Section 8.02 of the Sale and Servicing Agreement.

Section 4.13  Repayment of Moneys Held by Securities Administrator.

In connection with the satisfaction and discharge of this Indenture with respect to all of the Notes, all moneys then held by any Person other than the Securities Administrator under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Securities Administrator to be held and applied according to Section 3.03 and thereupon such Person shall be released from all further liability with respect to such moneys.

Section 4.14  Temporary Notes.

Pending the preparation of any Definitive Notes, the Issuer may execute and upon its written direction, the Authenticating Agent may authenticate and the Securities Administrator may make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the Corporate Trust Office of the Securities Administrator, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, the Authenticating Agent shall authenticate and the Securities Administrator shall make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor, and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 4.15  Representation Regarding ERISA.

By acquiring a Note or interest therein, each Holder of such Note or Beneficial Owner of any such interest will be deemed to represent that either (1) it is not acquiring such Note with Plan Assets or (2) (A) the acquisition, holding and transfer of such Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) such Note is rated investment grade or better and such person believes that such Note is properly treated as indebtedness without substantial equity features for purposes of the Department of Labor regulation 29 C.F.R. § 2510.3-101, and agrees to so treat such Note. Alternatively, regardless of the rating of the Notes, such person may provide the Securities Administrator with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Sponsor, the Owner Trustee, the Indenture Trustee, the Securities Administrator or the Servicer which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Sponsor, the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer or the Servicer to any obligation in addition to those undertaken in the Indenture and the other Basic Documents.

ARTICLE V

DEFAULT AND REMEDIES

Section 5.01  Events of Default.

The Issuer shall deliver to the Indenture Trustee and the Note Insurer, within five days after learning of the occurrence of a Default, written notice in the form of an Officer’s Certificate of any event which, with the giving of notice and the lapse of time, would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Indenture Trustee shall not be deemed to have knowledge of any Default or Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Default or Event of Default is received by a Responsible Officer and such notice references the Notes, the Trust Estate or this Indenture.

Section 5.02  Acceleration of Maturity; Rescission and Annulment.

If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee, may declare the Notes, with the written consent of the Controlling Party, or at the direction of the Controlling Party shall declare the Notes, and if such Event of Default is an Event of Default pursuant to clauses (v) and (vi) of such definition the Notes shall automatically be immediately due and payable and, if other than pursuant to such clauses (v) and (vi), by a notice in writing to the Issuer (and to the Indenture Trustee and the Note Insurer if such notice is given by Noteholders), and upon any such declaration or automatic acceleration the unpaid Note Principal Balance of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such acceleration of maturity with respect to an Event of Default and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided the Controlling Party by written notice to the Issuer and the Indenture Trustee, may, subject to Section 5.12, waive the related Event of Default and rescind and annul such declaration and its consequences if:

(i)  the Issuer has paid or deposited with the Securities Administrator a sum sufficient to pay:

1)
all payments of principal of and interest on the Notes and the Class G Certificates and all other amounts that would then be due hereunder or under the Notes and the Class G Certificates if the Event of Default giving rise to such acceleration had not occurred;

2)	all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

3)	all amounts due and payable to the Note Insurer; and

(ii)  all Events of Default, other than the nonpayment of the principal of such Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03  Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)  If an Event of Default occurs and is continuing, the Indenture Trustee, subject to the provisions of Section 10.15 hereof, may, as more particularly provided in Section 5.04 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders and the Note Insurer by such appropriate Proceedings as directed in writing by the Controlling Party to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(b)  In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, as directed in writing by the Controlling Party, irrespective of whether the principal of any related Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)  to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith), the Note Insurer and the Noteholders allowed in such Proceedings;

(ii)  unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)  to collect and receive any moneys or other property payable or deliverable on any such claims and to pay all amounts received with respect to the claims of the related Noteholders, the Note Insurer and the Indenture Trustee on their behalf; and

(iv)  to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Note Insurer or the Holders of related Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Securities Administrator, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee and other parties under the other Basic Documents.

(c)  Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(d)  All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes, subject to Section 5.05 hereof.

(e)  In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all of the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04  Remedies; Priorities.

(a)  If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee, may, and shall at the written direction of the Controlling Party, do one or more of the following (subject to Section 5.05 hereof):

(i)  institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon the Notes moneys adjudged due;

(ii)  institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)  exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Note Insurer and the Holders of the related Notes; and

(iv)  sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that, the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Controlling Party, and (B) the proceeds of such sale or liquidation payable to the Holders of the Notes are at least equal to the greater of (i) the Principal Balance of the HELOCs and the appraised value of any REO Properties and (ii) the fair market value of the HELOCs and the REO Properties, in each case plus accrued and unpaid interest plus unreimbursed Servicing Advances, any unpaid Servicing Fees and Master Servicing Fees allocable to such HELOCs and REO Properties and any accrued and unpaid Net WAC Rate Carryover Amounts and in each case, plus any amounts due and owing to the Note Insurer. In determining such sufficiency or insufficiency with respect to clause (B), the Indenture Trustee may obtain and be entitled to conclusively rely upon an opinion (obtained at the expense of the Trust) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

(b)  If the Securities Administrator collects any money or property pursuant to this Article V, the Securities Administrator shall pay out the money or property in the following order:

FIRST: to the Indenture Trustee, the Owner Trustee, the Securities Administrator, the Custodian, the Master Servicer and the Servicer for unreimbursed amounts due and not previously paid pursuant to the Sale and Servicing Agreement and the other Basic Documents;

SECOND: to the Noteholders for amounts due and unpaid on such Notes with respect to interest (including any Interest Carry Forward Amounts);

THIRD: to Noteholders, for amounts due and unpaid on such Notes with respect to principal, and to each Holder thereof until the aggregate Note Principal Balance is reduced to zero;

FOURTH: to the Note Insurer, any Premium or Reimbursement Amounts due and owing to the Note Insurer and any other amounts due and owing to the Note Insurer;

FIFTH, to the Noteholders, the amounts due and unpaid on thereon in respect of Net WAC Rate Carryover Amounts; and

SIXTH: concurrently to the holders of the Class A Notes and Class G Certificates, in an amount equal to such note's or certificate's allocated share of any Prepayment Interest Shortfalls on the related HELOCs and any Relief Act Interest Shortfalls; and

SEVENTH: to the Securities Administrator on behalf of the Issuer for distribution to Certificateholders pursuant to the Trust Agreement.

The Securities Administrator may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Securities Administrator shall mail to the Note Insurer, each Noteholder and the Certificateholder a notice that states the record date, the Payment Date and the amount to be paid.

Section 5.05  Optional Preservation of the Trust Estate.

If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, and at the direction of the Controlling Party shall, elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders of the Notes that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other related obligations of the Issuer, and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may obtain and shall be entitled to conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.06  Limitation of Suits.

No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the foregoing and the provisions of Section 10.15 hereof:

(i)  such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)  the Holders of not less than 50% of the aggregate Note Principal Balance of the Notes have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)  such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)  the Indenture Trustee, for 60 days after its receipt of such notice of request and offer of indemnity, has failed to institute such Proceedings;

(v)  no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period or the Note Insurer by the Holders of a majority of the aggregate Note Principal Balance of the Notes; and

(vi)  a Note Insurer Default shall have occurred and be continuing.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

Section 5.07  Unconditional Rights of Noteholders To Receive Principal and Interest.

Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and, subject to Section 5.06, to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08  Restoration of Rights and Remedies.

If the Indenture Trustee, the Note Insurer or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, the Note Insurer or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee, the Note Insurer and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Note Insurer and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09  Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Note Insurer or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10  Delay or Omission Not a Waiver.

No delay or omission of the Indenture Trustee, the Note Insurer or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Note Insurer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Note Insurer or by the Noteholders, as the case may be.

Section 5.11  Control By Controlling Party.

The Controlling Party shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i)  such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)  any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) or if a Note Insurer Default has occurred and is continuing, the Holders of the Notes representing not less than 100% of the aggregate Note Principal Balance of the Notes; and

(iii)  the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction of the Controlling Party.

Notwithstanding the rights of Noteholders set forth in this Section 5.11, the Indenture Trustee need not take any action that it determines might involve it in liability.

Section 5.12  Waiver of Past Defaults.

Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 hereof, the Controlling Party may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes on the Final Scheduled Maturity Date, or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of a Note. In the case of any such waiver, the Issuer, the Indenture Trustee, the Note Insurer and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Section 5.13  Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note and each Beneficial Owner of any interest therein by such Holder’s or Beneficial Owner’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by (1) the Note Insurer or (2) any Noteholder, or group of Noteholders, in each case, with the prior written consent of the Note Insurer (so long as no Note Insurer Default has occurred), and holding in the aggregate more than 10% of the aggregate Note Principal Balance of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

Section 5.14  Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15  Sale of Trust Estate.

(a)  The power to effect any sale or other disposition (a “Sale”) of any portion of the Trust Estate pursuant to Section 5.04 hereof is expressly subject to the provisions of Sections 5.05 and 5.11(ii) hereof and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(b)  In connection with a Sale of all or any portion of the Trust Estate:

(i)  any Holder or Holders of Notes may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon payment of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(ii)  the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be payable to the Holders of the Notes and Holders of Certificates on the Payment Date next succeeding the date of such Sale, (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture; and (C) any and all amounts due and owing to the Note Insurer under the Basic Documents;

(iii)  the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, prepared by the Issuer and satisfactory to the Indenture Trustee, transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

(iv)  the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(v)  no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

Section 5.16  Action on Notes.

The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Note Insurer or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee or the Note Insurer against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be remitted to the Securities Administrator and all funds received by the Securities Administrator shall be applied by the Securities Administrator in accordance with Section 5.04(b) hereof.

Section 5.17  Subrogation.

The Securities Administrator as agent for the Indenture Trustee shall receive as attorney-in-fact of each Noteholder any Scheduled Payments or Preference Amounts from the Note Insurer pursuant to the Policy. Any and all Scheduled Payments and Preference Amounts disbursed by the Securities Administrator or any successor thereto from claims made under the Policy shall not be considered payment by the Issuer, and shall not discharge the obligations of the Issuer with respect thereto. The Note Insurer shall, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of the recipient of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Note Insurer, the Securities Administrator shall assign to the Note Insurer all rights to the payment of interest or principal with respect to the Notes which are then due for payment to the extent of all payments made by the Note Insurer.

Section 5.18  Preference Claims.

In the event that the Indenture Trustee or the Securities Administrator has received a certified copy of an order of the appropriate court that any payment of principal and interest on a Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Indenture Trustee or the Securities Administrator, as applicable, shall so notify the Note Insurer and the Securities Administrator, shall comply with the provisions of the Policy to obtain payment by the Note Insurer of such avoided payment, and the Securities Administrator shall on behalf of the Indenture Trustee, at the time it provides notice to the Note Insurer, notify Holders of the Notes by mail that, in the event that any Noteholder’s payment is so recoverable, such Noteholder will be entitled to payment pursuant to the terms of the Policy. The Securities Administrator shall, on behalf of the Indenture Trustee, furnish to the Note Insurer at its written request, the requested records it holds in its possession evidencing the payments of principal of and interest on Notes, if any, which have been made by the Securities Administrator, on behalf of the Indenture Trustee, and subsequently recovered from Noteholders and the dates on which such payments were made.

Section 5.19  Noteholder Rights.

Each Noteholder by the acceptance of its Note agrees that, so long as no Note Insurer Default has occurred and is continuing, the Note Insurer shall be treated by the Issuer, the Sponsor, the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Credit Risk Manager, the Owner Trustee and the Indenture Trustee as if the Note Insurer were the Holder of the Note for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Noteholder hereunder without any further consent of the Noteholder. So long as no Note Insurer Default has occurred and is continuing, the Noteholders may only exercise such rights with the consent of the Note Insurer.

Section 5.20  Note Insurer’s Rights Regarding Actions, Proceedings or Investigations.

Until all Notes have been paid in full, all amounts owed to the Note Insurer have been paid in full, the Insurance Agreement has terminated and the Policy has been returned to the Note Insurer for cancellation, the following provisions shall apply:

(a)  Unless a Note Insurer Default has occurred or is continuing, notwithstanding anything contained herein or in the other Basic Documents to the contrary, the Note Insurer shall have the right to participate in, to direct the enforcement or defense of, and, at the Note Insurer’s sole option, to institute or assume the defense of, any action, proceeding or investigation that could adversely affect the Issuer, the Collateral, the Trust Estate or the rights or obligations of the Note Insurer hereunder or under the Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, the Sponsor, the Depositor, the Issuer or any affiliate thereof. Following notice to the Indenture Trustee and the Securities Administrator and subject to the preceding sentence, the Note Insurer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Issuer, the Collateral, and the Trust Property. All costs and expenses of the Note Insurer in connection with such action, proceeding or investigation, including (without limitation) any judgment or settlement entered into affecting the Note Insurer or the Note Insurer’s interests, shall be included in the Reimbursement Amount.

(b)  In connection with any action, proceeding or investigation that could adversely affect the Issuer, the Collateral, the Trust Estate or the rights or obligations of the Note Insurer hereunder or under the Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, a Sponsor, the Depositor, the Issuer or any affiliate thereof, the Indenture Trustee and the Securities Administrator hereby agree to cooperate with, and to take such action as directed by, the Note Insurer, including (without limitation) entering into such agreements and settlements as the Note Insurer shall direct, in its sole discretion, without the consent of any Noteholder.

(c)  The Indenture Trustee and the Securities Administrator each hereby agrees to provide to the Note Insurer prompt written notice of any action, proceeding or investigation of which a Responsible Officer has received notice or has actual knowledge that names the Issuer, the Securities Administrator or the Indenture Trustee as a party or that could adversely affect the Issuer, the Collateral, the Trust Estate or the rights or obligations of the Note Insurer hereunder or under the Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, the Sponsor, the Depositor, the Trust or any affiliate thereof.

(d)  Notwithstanding anything contained herein or in any of the other Basic Documents to the contrary, neither the Indenture Trustee nor the Securities Administrator shall, without the Note Insurer’s prior written consent or unless directed by the Note Insurer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Issuer, the Collateral, the Trust Estate or the rights or obligations of the Note Insurer hereunder or under the Policy or the Basic Documents.

(e)  Each Noteholder, by acceptance of its Note, and the Indenture Trustee agree that the Note Insurer shall have such rights as set forth in this Section, which are in addition to any rights of the Note Insurer pursuant to the other provisions of the Basic Documents, that the rights set forth in this Section may be exercised by the Note Insurer, in its sole discretion, without the need for the consent or approval of any Noteholder or the Indenture Trustee, notwithstanding any other provision contained herein or in any of the other Basic Documents, and that nothing contained in this Section shall be deemed to be an obligation of the Note Insurer to exercise any of the rights provided for herein.

ARTICLE VI

THE INDENTURE TRUSTEE, THE SECURITIES ADMINISTRATOR AND THE AUTHENTICATING AGENT

Section 6.01  Duties of Indenture Trustee, Securities Administrator and Others.

(a)  If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)  Except during the continuance of an Event of Default of which the Indenture Trustee has actual knowledge or has received written notice, in the case of the Indenture Trustee and, at any time, in the case of the Securities Administrator and the Authenticating Agent:

(i)  each of the Indenture Trustee, the Securities Administrator and the Authenticating Agent undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Basic Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture and the other Basic Documents against the Indenture Trustee, the Securities Administrator or the Authenticating Agent; and

(ii)  in the absence of bad faith on its part, the Indenture Trustee, the Securities Administrator, and the Authenticating Agent, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, reports, documents, Issuer Requests or other instruments or opinions furnished to any of the Indenture Trustee, the Securities Administrator and the Authenticating Agent and conforming to the requirements of this Indenture or the other Basic Documents; however, the Indenture Trustee, the Securities Administrator and the Authenticating Agent shall examine the upon certificates, reports, documents, Issuer Requests or other instruments and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c)  The Indenture Trustee, the Securities Administrator and the Authenticating Agent may not be relieved from liability for each of its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)  this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)  none of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee, the Securities Administrator or the Authenticating Agent, as applicable, was negligent in ascertaining the pertinent facts; and

(iii)  none of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Noteholders, the Certificateholders or the Issuer, which they are entitled to give under the Basic Documents.

(d)  Neither the Indenture Trustee nor the Securities Administrator shall be liable for interest on any money received by it except as set forth in the Basic Documents.

(e)  Money held in trust by the Securities Administrator need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

(f)  No provision of this Indenture shall require any of the Indenture Trustee, the Securities Administrator, or the Authenticating Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(g)  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

(h)  The Indenture Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any such event that is in fact an Event of Default or Default is received by the Indenture Trustee at its Corporate Trust Office and such notice references the Notes or Certificates generally, the Issuer, the Trust Estate or this Indenture.

Section 6.02  Rights of Indenture Trustee, Securities Administrator and Authenticating Agent.

(a)  Each of the Indenture Trustee, the Securities Administrator and the Authenticating Agent may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee, the Securities Administrator and the Authenticating Agent need not investigate any fact or matter stated in the document.

(b)  Before the Indenture Trustee, the Securities Administrator or the Authenticating Agent acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. None of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be liable for any action it takes or omits to take in good faith in reliance on and in accordance with an Officer’s Certificate or Opinion of Counsel.

(c)  None of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(d)  The Indenture Trustee, the Securities Administrator or the Authenticating Agent may consult with counsel, and the written advice or Opinion of Counsel (which shall not be at the expense of the Indenture Trustee, the Securities Administrator or the Authenticating Agent) with respect to legal matters relating to this Indenture, the other Basic Documents and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the written advice or opinion of such counsel.

(e)  For the limited purpose of effecting any action to be undertaken by each of the Indenture Trustee, the Securities Administrator and the Authenticating Agent, but not specifically as a duty of the Indenture Trustee, the Securities Administrator or the Authenticating Agent, each of the Indenture Trustee, the Securities Administrator and the Authenticating Agent may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

(f)  The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Securities Administrator (i) as part of the compensation hereunder or (ii) out of the Available Payment Amount.

(g)  Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee, the Securities Administrator or the Authenticating Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee, the Securities Administrator or the Authenticating Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)  None of the Securities Administrator, the Issuer, the Indenture Trustee or the Authenticating Agent shall be responsible for the acts or omissions of the other or the Custodian, it being understood that this Indenture shall not be construed to render them partners, joint venturers or agents of one another.

(i)  None of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee, the Securities Administrator or the Authenticating Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Servicing Agreement, except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of the Sale and Servicing Agreement.

(j)  Except for those actions that the Indenture Trustee, the Securities Administrator or the Authenticating Agent are required to take hereunder, none of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

(k)  None of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be under any obligation to exercise any of the trusts or powers vested in it by this Indenture, other than its obligation to give notices pursuant to this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee, the Securities Administrator or the Authenticating Agent, as applicable, security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture and to use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of his own affairs.

(l)  None of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Note Insurer or Holders of Notes representing not less than 25% of the aggregate Note Principal Balance of the Notes and provided that the payment within a reasonable time to the Indenture Trustee, the Securities Administrator or the Authenticating Agent, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, the Securities Administrator or the Authenticating Agent, as applicable, reasonably assured by the security afforded to it by the terms of this Indenture. The Indenture Trustee, the Securities Administrator or the Authenticating Agent may require indemnity reasonably satisfactory to it against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Noteholders requesting the investigation.

(m)  The right of the Indenture Trustee, the Securities Administrator or the Authenticating Agent to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and none of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be accountable for other than its negligence or willful misconduct in the performance of any such act.

(n)  None of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder.

(o)  None of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any HELOC by the Sponsor pursuant to this Indenture or the HELOC Purchase Agreement, as applicable, or the eligibility of any HELOC for purposes of this Indenture.

(p)  The Indenture Trustee shall not be deemed to have notice or actual knowledge of any Default or Event of Default unless actually known to a Responsible Officer of the Indenture Trustee or written notice thereof (making reference to this Indenture or the Notes) is received by the Indenture Trustee at the Corporate Trust Office.

(q)  In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties agrees to provide to the Indenture Trustee upon its request from time to time such party’s complete name, address, tax identification number and such other identifying information together with copies of such party’s constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

Section 6.03  Individual Rights of Indenture Trustee, Securities Administrator and Authenticating Agent.

Each of the Indenture Trustee, the Securities Administrator and the Authenticating Agent, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee, subject to the requirements of the Trust Indenture Act. However, the Indenture Trustee, the Securities Administrator and the Authenticating Agent must comply with Section 6.12 hereof.

Section 6.04  [Reserved].

Section 6.05  Indenture Trustee’s, Securities Administrator’s and Authenticating Agent’s Disclaimer.

None of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any other Basic Document, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Authenticating Agent’s certificate of authentication.

Section 6.06  Notice of Event of Default.

Subject to Section 5.01, the Indenture Trustee shall promptly mail to the Note Insurer and each Noteholder notice of the Event of Default after it is known to a Responsible Officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured.

Section 6.07  Reports to Holders.

The Securities Administrator shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns.

Section 6.08  Compensation.

An annual fee will be paid to the Indenture Trustee by the Master Servicer pursuant to a separate agreement between the Indenture Trustee and the Master Servicer. The Indenture Trustee, the Securities Administrator and the Authenticating Agent will each be entitled to recover from the Payment Account pursuant to Section 5.03 of the Sale and Servicing Agreement all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Indenture Trustee, the Securities Administrator, the Authenticating Agent, the Certificate Paying Agent and the Certificate Registrar, respectively, in connection with the Basic Documents or any claim or legal action (including any pending or threatened claim or legal action) or otherwise incurred or made by the Indenture Trustee, the Securities Administrator, the Authenticating Agent the Certificate Paying Agent or the Certificate Registrar, respectively, in the administration of the trusts under the Basic Documents (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its own negligence or intentional misconduct or which is the responsibility of the Noteholders as provided herein. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. Additionally, each of the Indenture Trustee, the Securities Administrator and the Authenticating Agent and any director, officer, employee or agent of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred in the administration of this Indenture (other than its ordinary out of pocket expenses incurred hereunder) or in connection with any claim or legal action relating to (a) the Basic Documents or (b) the Notes, other than any loss, liability or expense incurred by reason of its own negligence or intentional misconduct, or which is the responsibility of the Noteholders as provided herein.

The Issuer’s payment obligations to the Indenture Trustee, the Securities Administrator and the Authenticating Agent, pursuant to this Section 6.08 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee, the Securities Administrator or the Authenticating Agent. When the Indenture Trustee, the Securities Administrator or the Authenticating Agent incurs expenses after the occurrence of an Event of Default with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.09  Replacement of Indenture Trustee, the Securities Administrator and the Authenticating Agent.

No resignation or removal of the Indenture Trustee, the Securities Administrator or the Authenticating Agent and no appointment of a successor Indenture Trustee, a successor Securities Administrator or a successor Authenticating Agent shall become effective until the acceptance of appointment by such successor pursuant to this Section 6.09. The Indenture Trustee, the Securities Administrator or the Authenticating Agent may resign at any time by so notifying the Issuer and the Note Insurer. The Controlling Party may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer at the direction of the Controlling Party shall remove the Indenture Trustee, the Securities Administrator or the Authenticating Agent, as applicable, if:

(i)  the Indenture Trustee, the Securities Administrator or the Authenticating Agent fails to comply with or qualify pursuant to the provisions of Section 6.12 hereof;

(ii)  the Indenture Trustee, the Securities Administrator or the Authenticating Agent is adjudged a bankrupt or insolvent;

(iii)  a receiver or other public officer takes charge of any of the Indenture Trustee, the Securities Administrator or the Authenticating Agent or its property;

(iv)  the Indenture Trustee, the Securities Administrator or the Authenticating Agent otherwise becomes incapable of acting; or

(v)  the Master Servicer is terminated pursuant to Section 8.01 of the Sale and Servicing Agreement and the Indenture Trustee or the Securities Administrator, as applicable, is the successor to the Master Servicer.

If the Indenture Trustee, the Securities Administrator or the Authenticating Agent resigns or is removed or if a vacancy exists in the office of the Indenture Trustee, the Securities Administrator or the Authenticating Agent for any reason (the Indenture Trustee, the Securities Administrator or the Authenticating Agent in such event being referred to herein as the retiring Indenture Trustee, the retiring Securities Administrator or the retiring Authenticating Agent), the Controlling Party shall promptly appoint a successor with respect thereto and if the Controlling Party fails to do so the Indenture Trustee, the Securities Administrator or the Authenticating Agent, as applicable, may appoint or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, the appointment of which does not adversely affect the then current rating of the Notes by each Rating Agency (without regard to the Policy) as the successor.

Each of a successor Indenture Trustee, a successor Securities Administrator or a successor Authenticating Agent shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the retiring Securities Administrator or the retiring Authenticating Agent, as applicable, the Note Insurer and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee, the retiring Securities Administrator or the retiring Authenticating Agent shall become effective, and the successor Indenture Trustee, successor Securities Administrator or successor Authenticating Agent shall have all the rights, powers and duties of the Indenture Trustee, the Securities Administrator, and the Authenticating Agent, as applicable, under this Indenture. The successor Indenture Trustee, successor Securities Administrator or successor Authenticating Agent shall each mail a notice of its succession to Noteholders. The retiring Indenture Trustee, the retiring Securities Administrator or the retiring Authenticating Agent shall promptly transfer all property held by it as Indenture Trustee, the Securities Administrator or the Authenticating Agent, as applicable, to the successor Indenture Trustee, successor Securities Administrator or successor Authenticating Agent.

If a successor Indenture Trustee, successor Securities Administrator or successor Authenticating Agent does not take office within 60 days after the retiring Indenture Trustee, the retiring Securities Administrator or the retiring Authenticating Agent, as applicable, resigns or is removed, the retiring Indenture Trustee, the retiring Securities Administrator or the retiring Authenticating Agent, the Issuer, the Note Insurer or the Holders of a majority of the aggregate Note Principal Balance of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee, successor Securities Administrator or successor Authenticating Agent.

Notwithstanding the replacement of the Indenture Trustee, the Securities Administrator or the Authenticating Agent pursuant to this Section, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee, the retiring Securities Administrator, the retiring Securities Administrator, the retiring Securities Administrator or the retiring Authenticating Agent.

Section 6.10  Successor Indenture Trustee, Securities Administrator or Authenticating Agent by Merger.

If the Indenture Trustee, the Securities Administrator or the Authenticating Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee, successor Securities Administrator, successor Securities Administrator, successor Securities Administrator or successor Authenticating Agent, as applicable; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.12 hereof. The Indenture Trustee, the Securities Administrator and the Authenticating Agent shall provide the Rating Agencies, the Note Insurer and the Issuer with prior written notice, and the Noteholders with prompt written notice, of any such transaction.

If at the time such successor or successors by merger, conversion or consolidation to the Securities Administrator shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Securities Administrator may adopt the certificate of authentication of any predecessor securities administrator and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any successor to the Securities Administrator may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Securities Administrator; and in all such cases such certificates shall have the full force which is in the Notes or in this Indenture provided that the certificate of the Securities Administrator shall have.

Section 6.11  Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)  Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the Note Insurer, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.12 hereof.

(b)  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)  no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)  the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)  Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)  Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.12  Eligibility; Disqualification.

The Indenture Trustee shall at all times be an entity that meets the requirements of Section 3(c)(3) under the Investment Company Act applicable to a trustee, shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody’s or “BBB-“ by Standard & Poor’s, must be subject to supervision or examination by federal or state authority and reasonably acceptable to the Note Insurer.

The Securities Administrator (i) may not be the Sponsor, an originator of any of the HELOCs, the Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is LaSalle Bank National Association or the Indenture Trustee acting as successor to the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P or Moody’s, or such other rating as is acceptable to Fitch as provided in writing, (iv) shall have a combined capital and surplus of at least $25,000,000; and (v) shall be reasonably acceptable to the Note Insurer. If no successor Securities Administrator shall have been appointed by the Depositor (which may be the Indenture Trustee, if it accepts such appointment) and shall have accepted appointment within 60 days of the Securities Administrator’s notice of ineligibility, then the retiring Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor. The Indenture Trustee shall notify the Rating Agencies and the Note Insurer of any change of Securities Administrator. A successor Securities Administrator shall assume all of the rights and obligations of the Securities Administrator hereunder arising thereafter except that the successor Securities Administrator shall not be (i) liable for losses of the predecessor Securities Administrator or any acts or omissions of the predecessor Securities Administrator hereunder or (ii) deemed to have made any representations and warranties of the Securities Administrator made herein. The successor Securities Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Securities Administrator until such time as the successor Securities Administrator may be required to act as successor Securities Administrator pursuant to this Section 6.12 and thereupon only for the acts or omissions of the Securities Administrator as successor Securities Administrator. The Securities Administrator shall be entitled to reasonable additional compensation for serving as Securities Administrator, which shall be paid for by the Servicer and if not so paid, then from the Custodial Account or the Payment Account.

Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator shall become effective upon acceptance by the successor Securities Administrator of such appointment.

The Indenture Trustee and successor Securities Administrator shall be entitled to be reimbursed from the Servicer for all reasonable costs and expenses associated with the transfer of the duties of the Securities Administrator from the predecessor Securities Administrator, including, without limitation, any costs or expenses associated with the complete transfer of all Securities Administrator data as may be required by the Indenture Trustee or successor Securities Administrator to correct any errors or insufficiencies in such Securities Administrator data or otherwise to enable the Indenture Trustee or another successor Securities Administrator to perform the duties of the Securities Administrator properly and effectively.

Section 6.13  [Reserved].

Section 6.14  Representations and Warranties.

(a)  The Indenture Trustee hereby represents that:

(i)  The Indenture Trustee is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(ii)  The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

(iii)  The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Indenture Trustee or any material agreement or other instrument to which the Indenture Trustee is a party or by which it is bound;

(iv)  To the Indenture Trustee’s knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee: (A) asserting the invalidity of this Indenture, (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture;

(v)  The Indenture Trustee is a “securities intermediary,” as such term is defined in Section 8-102(a)(14)(B) of the New York UCC, that in the ordinary course of its business maintains “securities accounts” for others, as such term is used in Section 8-501 of the New York UCC.;

(vi)  The “securities intermediary’s jurisdiction,” as such term is defined in the New York UCC, shall be the State of New York; and

(vii)  The Indenture Trustee is not a “clearing corporation”, as such term is defined in Section 8-102(a)(5) of the New York UCC.

(b)  LaSalle Bank National Association, as Securities Administrator and Authenticating Agent, hereby represents and warrants that:

(i)  It is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(ii)  The execution and delivery of this Indenture by it, and the performance and compliance with the terms of this Indenture by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

(iii)  It has the full power and authority to enter into and consummate all transactions contemplated by this Indenture, has duly authorized the execution, delivery and performance of this Indenture, and has duly executed and delivered this Indenture;

(iv)  This Indenture, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)  It is not in violation of, and its execution and delivery of this Indenture and its performance and compliance with the terms of this Indenture will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the it to perform its obligations under this Indenture or the financial condition of it; and

(vi)  No litigation is pending or, to the best of its knowledge, threatened against it which would prohibit it from entering into this Indenture or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Indenture or the financial condition of it.

Section 6.15  Directions to Indenture Trustee and the Securities Administrator.

(a)  The Indenture Trustee is hereby directed to accept the pledge of the Trust Estate and hold the assets of the Trust in trust for the Noteholders and the Note Insurer.

(b)  The Indenture Trustee is hereby authorized and directed to execute and deliver in the forms requested of it: (i) the Custodial Agreement and (ii) the Sale and Servicing Agreement.

(c)  The Securities Administrator is hereby directed to authenticate and deliver the Notes substantially in the form prescribed by Exhibit A to this Indenture in accordance with the terms of this Indenture.

(d)  Both the Indenture Trustee and the Securities Administrator are hereby directed to take all other actions as shall be required to be taken by the Indenture Trustee or the Securities Administrator, as applicable, pursuant to the terms of this Indenture and the other Basic Documents.

(e)  The Securities Administrator is hereby designated, appointed, authorized and directed to deliver on behalf of the Indenture Trustee the Notice of Claim (as defined in the Policy) in accordance with the Policy and to make, on behalf of and with full power to bind the Indenture Trustee, any of the agreements or covenants of the Indenture Trustee contained therein. To the extent necessary, this Indenture shall constitute an irrevocable limited power of attorney, coupled with an interest, from the Indenture Trustee to the Securities Administrator, to accomplish the foregoing.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01  Issuer To Furnish Names and Addresses of Noteholders.

The Issuer will furnish or cause to be furnished to the Securities Administrator (a) not more than five days after each Record Date, a list, in such form as the Securities Administrator may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Securities Administrator may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished. The Securities Administrator shall furnish to the Note Insurer in writing upon their written request and at such other times as the Note Insurer may request a copy of the list.

Section 7.02  Preservation of Information; Communications to Noteholders.

(a)  The Securities Administrator shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Securities Administrator as provided in Section 7.01 hereof. The Securities Administrator may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)  Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or under the Notes.

Section 7.03  Financial Information.

For so long as any of the Notes bearing a restrictive legend remains outstanding and is a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) under such Act, cause the Securities Administrator to make available to any Holder of any such Note in connection with any sale thereof and to any prospective purchaser of any such Note from such Holder, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act that is in the Securities Administrator’s possession or reasonably obtainable by it, if requested, from the Servicer.

Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

Section 7.04  Reports by Indenture Trustee.

If required by TIA Section 313(a), within 60 days after each March 1, beginning with March 1, 2007, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each securities exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any securities exchange.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01  Collection of Money.

Except as otherwise expressly provided herein, the Securities Administrator may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Securities Administrator pursuant to this Indenture. The Securities Administrator shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may with the consent of the Controlling Party, or shall at the direction of the Controlling Party, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02  Reserved.

Section 8.03  Termination Upon Distribution to Noteholders.

This Indenture and the respective obligations and responsibilities of the Issuer, the Securities Administrator, the Authenticating Agent and the Indenture Trustee created hereby shall terminate upon the payment to Noteholders, the Certificateholders, the Securities Administrator and the Indenture Trustee of all amounts required to be paid pursuant to Article III and the payment to the Note Insurer of all amounts due hereunder and under the Insurance Agreement; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

Section 8.04  Release of Trust Estate.

(a)  Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, including for the purposes of any purchase of the HELOCs by the Redeemer pursuant to Section 8.06 of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any moneys.

(b)  The Indenture Trustee shall, at such time as (i) it is notified by the Securities Administrator that there are no Notes Outstanding and (ii) all sums then due and unpaid to the Indenture Trustee pursuant to this Indenture have been paid, and to the Note Insurer pursuant to the Insurance Agreement have been paid and the Policy has been cancelled and returned to the Note Insurer, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

Section 8.05  Surrender of Notes Upon Final Payment.

By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Securities Administrator prior to such Noteholder’s receipt of the final payment thereon.

Section 8.06  Optional Redemption of the Assets of the Trust Estate.

(a)  The Master Servicer or, if the Master Servicer fails to do so, the Note Insurer (the party exercising such option the “Redeemer”) shall have the option to purchase the assets of the Trust Estate and thereby cause the redemption of the Notes, in whole, but not in part, on or after the Payment Date on which the aggregate Principal Balance of the HELOCs as of the end of the prior Collection Period is less than 10% of the aggregate Principal Balance of such HELOCs as of the Cut-off Date. The aggregate redemption price (the “Optional Redemption Price”) shall be equal to the greater of (i) the Principal Balance of the HELOCs and the appraised value of any REO Properties and (ii) the fair market value of the HELOCs and the REO Properties, in each case plus accrued and unpaid interest plus unreimbursed Servicing Advances, any unpaid Servicing Fees allocable to such HELOCs and REO Properties and any accrued and unpaid Net WAC Rate Carryover Amounts.

(b)  Such option may only be exercised if as a result of such purchase and the application of the proceeds thereof, no claims under the Policy will occur and no amount owing to the Note Insurer under the Insurance Agreement for reimbursement, with interest, for claims made on the Policy or any other amounts owing to the Note Insurer under the Insurance Agreement will be unreimbursed to the Note Insurer; provided, however, that notwithstanding the occurrence of the foregoing, the Master Servicer may exercise such option only with the prior written consent of the Note Insurer.

(c)  In order to exercise the foregoing option, the Redeemer shall provide written notice of its exercise of such option to the Securities Administrator, the Issuer, the Securities Administrator, the Note Insurer and the Owner Trustee at least 15 days prior to its exercise. Following receipt of the notice, the Securities Administrator shall provide written notice to the affected Noteholders of the final payment on such Notes. In addition, the Redeemer shall, not less than one Business Day prior to the proposed Payment Date on which such redemption is to be made, deposit the Optional Redemption Price specified in (a) above with the Securities Administrator, who shall deposit the Optional Redemption Price into the Payment Account and shall, on the Payment Date after receipt of the funds, apply such funds to make final payments of principal and interest on the Notes in accordance with Section 3.03 hereof and payment to the Indenture Trustee and the Securities Administrator as set forth in (a) above, and this Indenture shall be discharged subject to the provisions of Section 4.10 hereof. If for any reason the amount deposited by the Redeemer is not sufficient to make such redemption or such redemption cannot be completed for any reason, (a) the amount so deposited by the Redeemer with the Securities Administrator shall be immediately returned to the Redeemer in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate and (b) the Note Principal Balance of the Notes shall continue to bear interest at the Note Interest Rate.

Section 8.07  Additional Redemption Requirements.

(a)  In the event that the Redeemer purchases all the HELOCs and each REO Property or the termination of the Trust Estate pursuant to Section 8.03, the Trust Estate shall be terminated in accordance with the following additional requirements:

1)
The Securities Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Redeemer;

2)
During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Securities, the Indenture Trustee shall sell all of the assets of REMIC I to the Redeemer for cash; and

3)
At the time of the making of the final payment on the Securities, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates all cash on hand in the Trust Estate (other than cash retained to meet claims), and the Trust Estate shall terminate at that time.

(b)  At the expense of the Redeemer (or, if the Trust Estate is being terminated pursuant to Section 8.03, at the expense of the Trust Estate), the Redeemer shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each REMIC pursuant to this Section 8.07.

(c)  By their acceptance of Notes, the Holders of the Notes hereby agree to authorize the Securities Administrator to specify the 90-day liquidation period for each REMIC, which authorization shall be binding upon all successor Noteholders.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01  Supplemental Indentures Without Consent of Noteholders.

(a)  Without the consent of the Holders of any Notes but with the prior written consent of the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) and the prior notice to the Rating Agencies, the Issuer, the Indenture Trustee, the Securities Administrator and the Authenticating Agent, at any time and from time to time, may enter into one or more indentures supplemental hereto(which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, the Note Insurer, the Securities Administrator and the Authenticating Agent, for any of the following purposes:

(i)  to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)  to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)  to add to the covenants of the Issuer, for the benefit of the Holders of the Notes and the Note Insurer, or to surrender any right or power herein conferred upon the Issuer;

(iv)  to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)  to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

(vi)  to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Notes; provided further, that such supplemental indenture will be deemed to not materially and adversely affect the interests of the Holders of the Notes if a Rating Confirmation is received with respect to such supplemental indenture;

(vii)  to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI hereof; or

(viii)  to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA as evidenced by an Opinion of Counsel.

The Indenture Trustee, the Securities Administrator and the Authenticating Agent are hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)  The Issuer, Securities Administrator, the Indenture Trustee and the Authenticating Agent may, without the consent of any of the Holders of the Notes but with the prior written consent of the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) and prior notice to the Rating Agency, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, the Securities Administrator and the Note Insurer, (i) is permitted and authorized by this Indenture, and (ii) shall not adversely affect in any material respect the interests of any Noteholder (which, with respect to the Notes, may be evidenced by confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of the Notes (without regard to the Policy)) or the Note Insurer.

Section 9.02  Supplemental Indentures With Consent of Noteholders.

The Issuer, the Securities Administrator, the Indenture Trustee and the Authenticating Agent may, with prior notice to the Rating Agencies and, with the prior written consent of the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) and the Holders of not less than a majority of the aggregate Note Principal Balance of the Notes affected thereby, by Act (as defined in Section 10.03 hereof) of such Holders delivered to the Issuer, the Note Insurer, the Securities Administrator, the Indenture Trustee and the Authenticating Agent, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall (i) following a Note Insurer Default, materially and adversely affect any interest of the Note Insurer without the consent of the Note Insurer or (ii) without the consent of the Holder of each Note affected thereby:

(i)  change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate and to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(ii)  reduce the percentage of the aggregate Note Principal Balance of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)  modify or alter the provisions of the proviso to the definition of the term “Outstanding” or modify or alter the exception in the definition of the term “Holder”;

(iv)  reduce the percentage of the aggregate Note Principal Balance of the Notes, required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04 hereof;

(v)  modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or any other Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

(vi)  modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

(vii)  permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note or the Note Insurer of the security provided by the lien of this Indenture.

Any such action shall not adversely affect in any material respect the interest of any Holder (other than a Holder who shall consent to such supplemental indenture) or the Note Insurer as evidenced by an Opinion of Counsel (provided by the Person requesting such supplemental indenture) delivered to the Indenture Trustee, the Note Insurer and the Securities Administrator.

It shall not be necessary for any Act of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer, Securities Administrator, the Indenture Trustee and the Authenticating Agent of any supplemental indenture pursuant to this Section 9.02, the Securities Administrator shall mail to the Note Insurer and to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Securities Administrator to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Notwithstanding any provision of this Indenture to the contrary, the Indenture Trustee shall not consent to any supplemental indenture unless it and the Securities Administrator shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such supplemental indenture, to the effect that such supplemental indenture will not result in the imposition of a tax on any REMIC created hereunder pursuant to the REMIC Provisions or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Notes or Certificates are outstanding and that the supplemental indenture is being made in accordance with the terms hereof and that all conditions precedent to the execution of such supplemental indenture in accordance with the relevant provisions of this Article IX have been met.

Section 9.03  Execution of Supplemental Indentures.

In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee, the Securities Administrator, the Authenticating Agent and the Note Insurer shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel (not at the expense of the Indenture Trustee, the Securities Administrator or the Authenticating Agent but at the expense of the Person requesting such supplemental indenture) stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee, the Securities Administrator and the Authenticating Agent each may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s, the Securities Administrator’s and the Authenticating Agent’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04  Effect of Supplemental Indenture.

Upon the satisfaction of the conditions precedent and the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Securities Administrator and the Authenticating Agent the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05  Conformity with Trust Indenture Act.

Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

Section 9.06  Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Securities Administrator shall, bear a notation in form approved by the Securities Administrator as to any matter provided for in such supplemental indenture. If the Issuer or the Securities Administrator shall so determine, new Notes so modified as to conform, in the opinion of the Securities Administrator and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Authenticating Agent in exchange for Outstanding Notes.

ARTICLE X

MISCELLANEOUS

Section 10.01  Acts of Noteholders.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and/or the Securities Administrator, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and/or the Securities Administrator and the Issuer, if made in the manner provided in this Section 10.01 hereof.

(b)  The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee and/or the Securities Administrator deems sufficient.

(c)  The ownership of Notes shall be proved by the Securities Administrator.

(d)  Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee, the Securities Administrator or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 10.02  Notices etc., to Indenture Trustee, the Certificateholders, Securities Administrator, Authenticating Agent and Rating Agencies.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

(i)  the Indenture Trustee by any Noteholder, the Note Insurer or any Certificateholder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Certificateholders and the Note Insurer;

(ii)  the Securities Administrator and Authenticating Agent, as applicable, by any Noteholder, the Note Insurer or by the Issuer, the Indenture Trustee or the Securities Administrator shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Securities Administrator or Authenticating Agent, as applicable, at the Corporate Trust Office of LaSalle Bank National Association, or such other address as may hereafter be furnished to the other parties hereto in writing. The Securities Administrator or Authenticating Agent, as applicable, shall promptly transmit any notice received by it from the Noteholders to the Certificateholders; or

(iii)  any Certificateholder by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed first-class, postage prepaid to the Issuer addressed to: ACE Home Equity Loan Trust 2006-GP1, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19990-0001, Attention: Corporate Capital Markets, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

Notices required to be given to the Rating Agencies by the Indenture Trustee, the Securities Administrator, the Authenticating Agent or the Owner Trustee shall be in writing, mailed first-class postage prepaid: in the case of S&P, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041; and in the case of Moody’s, Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Notices required to be given to the Note Insurer by the Indenture Trustee, the Securities Administrator, the Authenticating Agent or the Owner Trustee shall be in writing, mailed first-class, postage prepaid to: Financial Security Assurance Inc., 31 West 52nd Street, New York, New York 10019; Attention Managing Director - Transaction Oversight (ACE Securities Corp. Home Equity Loan Trust, Series 2006-GP1).

Section 10.03  Notices to Noteholders; Waiver.

Where this Indenture provides for notice to Noteholders and the Note Insurer of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and mailed, first-class, postage prepaid to the Note Insurer and to each Noteholder affected by such event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders and the Note Insurer is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders or the Note Insurer shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders or the Note Insurer when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

Section 10.04  Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 10.05  Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 10.06  Successors and Assigns.

All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 10.07  Separability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.08  Legal Holidays.

In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 10.09  GOVERNING LAW.

THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS, WHICH SHALL APPLY HERETO), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.10  Counterparts.

This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.11  Recording of Indenture.

If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer upon notice thereof to the Depositor and at the Depositor’s expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Depositor) to the effect that such recording is necessary either for the protection of the Noteholders, the Note Insurer or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 10.12  Issuer Obligation.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Securities Administrator on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Securities Administrator, the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Securities Administrator, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

Section 10.13  No Petition.

The Indenture Trustee, the Securities Administrator and the Authenticating Agent, by entering into this Indenture, each Noteholder, by accepting a Note and the Certificateholders, by accepting a Certificate, hereby covenant and agree that they will not at any time prior to one year from the date of termination hereof, institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents; provided however, that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim in any proceeding.

Section 10.14  Inspection.

The Issuer agrees that, at its expense, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, the Securities Administrator, the Note Insurer or the Authenticating Agent during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee, the Securities Administrator, the Note Insurer or the Authenticating Agent may reasonably determine that such disclosure is consistent with its obligations hereunder; provided that the Indenture Trustee may disclose on a confidential basis all such information to its agents, auditors and attorneys in connection with it performance of duties hereunder.

Section 10.15  Benefits of Indenture.

The Note Insurer and its successors and assigns shall be third-party beneficiaries to the provisions of this Indenture, and shall be entitled to rely upon and directly to enforce such provisions of this Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Note Insurer, and the Noteholders, and any other party secured hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture. The Note Insurer may disclaim any of its rights and powers under this Indenture (in which case the Noteholders may exercise such rights or powers hereunder), but not its duties and obligations under the Policy, upon delivery of a written notice to the Indenture Trustee.

IN WITNESS WHEREOF, the Issuer, the Securities Administrator and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

ACE HOME EQUITY LOAN TRUST 2006-GP1, as Issuer
By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee
By:	/s/ Patricia A. Evans
Name:	Patricia A. Evans
Title:	Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee
By:	/s/ Amy Stoddard
Name:	Amy Stoddard
Title:	Authorized Signer

By:	/s/ Barbara Campbell
Name:	Barbara Campbell
Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION, as Securities Administrator and Authenticating Agent
By:	/s/ Susan L. Feld
Name:	Susan L. Feld
Title:	Assistant Vice President

STATE OF DELAWARE	)
	)	ss.:
COUNTY OF NEW CASTLE	)

On this ___ day of May 2006, before me personally appeared __________________ to me known, who being by me duly sworn, did depose and say, that (s)he is a _________________of the Owner Trustee, one of the entities described in and which executed the above instrument; and that he signed her name thereto by like order.

Notary Public

[Notarial Seal]

STATE OF CALIFORNIA	)
	)	ss.:
COUNTY ORANGE	)

On this ___ day of May 2006, before me personally appeared _____________________ to me known, who being by me duly sworn, did depose and say, that (s)he is the _______________ of the Indenture Trustee, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.

Notary Public

[Notarial Seal]

STATE OF CALIFORNIA	)
	)	ss.:
COUNTY ORANGE	)

On this ___ day of May 2006, before me personally appeared _____________________ to me known, who being by me duly sworn, did depose and say, that (s)he is the _______________ of the Indenture Trustee, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.

Notary Public

[Notarial Seal]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ___ day of May 2006 before me, a notary public in and for said State, personally appeared _________________________________ known to me to be a(n) ______________________of the Securities Administrator, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT A

FORM OF CLASS A NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN IS DEEMED TO REPRESENT THAT EITHER (1) IT IS NOT ACQUIRING THE NOTE WITH PLAN ASSETS OR (2) (A) THE ACQUISITION, HOLDING AND TRANSFER OF A NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND (B) THE NOTES ARE RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT THE NOTES ARE PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE DOL REGULATIONS, AND AGREES TO SO TREAT THE NOTES. ALTERNATIVELY, REGARDLESS OF THE RATING OF THE NOTES, SUCH PERSON MAY PROVIDE THE SECURITIES ADMINISTRATOR WITH AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL WILL NOT BE AT THE EXPENSE OF THE TRUST, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR OR THE SECURITIES ADMINISTRATOR, WHICH OPINES THAT THE ACQUISITION, HOLDING AND TRANSFER OF SUCH NOTE OR INTEREST THEREIN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUST, THE DEPOSITOR, THE MASTER SERVICER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE INDENTURE.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

ACE SECURITIES CORP. HOME EQUITY LOAN TRUST 2006-GP1
NOTES, SERIES 2006-GP1
CLASS A NOTE

AGGREGATE NOTE PRINCIPAL
BALANCE: $[________________]

NOTE RATE: Adjustable Rate

INITIAL NOTE PRINCIPAL
BALANCE OF THIS NOTE: $[_____________]

NOTE NO. 1

CUSIP NO: [_______________]

ACE HOME EQUITY LOAN TRUST 2006-GP1 (the “Issuer”), a Delaware statutory trust, for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $[____________________] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a “Payment Date”), commencing in June 2006 and ending on or before the Payment Date occurring in May 2031 (the “Final Scheduled Maturity Date”) and to pay interest on the Note Principal Balance of this Note (this “Note”) outstanding from time to time as provided below.

This Note is one of a duly authorized issue of the Issuer’s ACE Securities Corp. Home Equity Loan Trust 2006-GP1 Notes, Series 2006-GP1 (the “Notes”), issued under an Indenture dated as of May 31, 2006 (the “Indenture”), among the Issuer, LaSalle Bank National Association as securities administrator (the “Securities Administrator”) and Deutsche Bank National Trust Company, as indenture trustee, (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), and to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The “Note Principal Balance” of this Note as of any date of determination is equal to the initial Note Principal Balance thereof, minus all amounts paid in respect of principal with respect to the Notes.

The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note’s pro rata share of the aggregate payments on all Class A Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

The HELOCs are subject to purchase in whole, but not in part, by the Redeemer, on any Payment Date on or after the Payment Date on which the aggregate Principal Balance of the HELOCs as of the end of the prior Collection Period is less than or equal to 10% of the aggregate Principal Balance of the HELOCs as of the Cut-off Date.

The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Sponsor, the Servicer, the Master Servicer, the Securities Administrator or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person’s address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Securities Administrator at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the office designated by the Securities Administrator or the Office or agency of the Issuer maintained by it for such purpose pursuant to Section 4.02 of the Indenture.

Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

The failure to pay any interest payment due at any time when funds are not available to make such payment as provided in the Indenture shall not constitute an Event of Default under the Indenture.

The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Securities Administrator with an opinion of counsel, which opinion of counsel will not be at the expense of the Trust, the Owner Trustee, the Indenture Trustee, the Depositor or the Securities Administrator, which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust, the Depositor, the Owner Trustee, the Indenture Trustee or the Securities Administrator to any obligation in addition to those undertaken in the Indenture and the other Basic Documents.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Securities Administrator, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, the Securities Administrator and any agent of the Issuer, the Securities Administrator or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and none of the Issuer, the Securities Administrator, the Indenture Trustee nor any such agent of the Issuer, the Securities Administrator or the Indenture Trustee shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Note Insurer. The Indenture also contains provisions permitting the Controlling Party to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer, the Indenture Trustee and the Securities Administrator, following prior notice to the Rating Agencies, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

Initially, the Notes will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Notes. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

Unless the Certificate of Authentication hereon has been executed by the Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: ____________, 2006

ACE HOME EQUITY LOAN TRUST 2006-GP1
By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee

By:
Authorized Signatory

AUTHENTICATING AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A Notes referred to in the within-mentioned Indenture.

LASALLE BANK NATIONAL ASSOCIATION, as Authenticating Agent

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(Please print or typewrite name and address, including zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________________________                                   __________________________________________

Signature Guaranteed by _________________________________________

NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

EXHIBIT B

LOAN SCHEDULE

EXHIBIT C

[FORM OF RULE 144A INVESTMENT REPRESENTATION]

Description of Rule 144A Securities, including numbers:

The undersigned seller, as registered holder (the “Sponsor”), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the “Buyer”).

1.  In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Sponsor hereby certifies the following facts: Neither the Sponsor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the “1933 Act”), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Sponsor has not offered the Rule 144A Securities to any person other than the Buyer or another “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

2.  The Buyer warrants and represents to, and covenants with, the Securities Administrator and Certificate Registrar pursuant to Section 4.02 of the Indenture (the “Indenture”), dated as of May 31, 2006, among ACE Home Equity Loan Trust 2006-GP1, as Issuer, Deutsche Bank National Trust Company, as Indenture Trustee, and LaSalle Bank National Association, as Securities Administrator and Authenticating Agent, as follows:

a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Sponsor, the Securities Administrator, Certificate Registrar, the Owner Trustee or the Servicer.

d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

e. The Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

3.  This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

__________________________________________
Print Name of Sponsor

By:_______________________________________
Name:
Title:
Taxpayer Identification No.:

Date:

__________________________________________
Print Name of Buyer

By:_______________________________________
Name:
Title:
Taxpayer Identification No.:

Date:

ANNEX 1 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers Other Than Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $___________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___________
Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

___________
Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___________
Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___________	Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
___________
Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

___________
State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___________	ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.
___________	Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.
___________	SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
___________	Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
___________
Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit Notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

Will the Buyer be purchasing the Rule 144A
Yes	No	Securities only for the Buyer’s own account?
6. If the answer to the foregoing question is “no”, the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

__________________________________________
Print Name of Buyer

By:_______________________________________
Name:
Title:

ANNEX 2 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers That Are Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used.

____
The Buyer owned $__________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____
The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) bank deposit Notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer’s purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

__________________________________________
Print Name of Buyer

By:_______________________________________
Name:
Title:

IF AN ADVISOR:

__________________________________________
Print Name of Sponsor

By:_______________________________________
Name:
Title:

EXHIBIT D

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[DATE]

Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603
Attn: Global Securities and Trust Services Group

Re: ACE Home Equity Loan Trust 2006-GP1 Notes,
       Series 2006-GP1, Class A (the “Notes”)

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Notes, we certify that (a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Notes, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (d) [Reserved], (e) we are acquiring the Notes for investment for our own account and not with a view to any distribution of such Notes (but without prejudice to our right at all times to sell or otherwise dispose of the Notes in accordance with clause (g) below), (f) we have not offered or sold any Notes to, or solicited offers to buy any Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (h) we will not sell, transfer or otherwise dispose of any Notes unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an Opinion of Counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Note has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Indenture.

Very truly yours,

__________________________________________
[TRANSFEREE]

__________________________________________
Authorized Officer

EXHIBIT E

TRANSFEROR CERTIFICATE

Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603
Attn: Global Securities and Trust Services Group

Re:	Proposed Transfer of Class A Notes ACE Home Equity Loan Trust 2006-GP1

Gentlemen:

This certification is being made by ____________________ (the “Transferor”) in connection with the proposed Transfer to _____________________ (the “Transferee”) of the Class A Notes (the “Notes”) issued pursuant to the Indenture, dated May 31, 2006, being referred to herein as the “Indenture”) among ACE Home Equity Loan Trust 2006-GP1, as issuer, Deutsche Bank National Trust Company as indenture trustee and LaSalle Bank National Association, as Securities Administrator and authenticating agent (the “Securities Administrator” and “Authenticating Agent”, as applicable)(the “Indenture”). Initially capitalized terms used but not defined herein have the meanings assigned to them in the Indenture. The Transferor hereby certifies, represents and warrants to, and covenants with, the Owner Trustee and the Securities Administrator that:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Note, any interest in any Note or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Notes under the Securities Act of 1933 (the “Act”), that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferor will not act in any manner set forth in the foregoing sentence with respect to any Note. The Transferor has not and will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

Date:  ___________________________

__________________________________________
Name of Transferor

__________________________________________
Signature

__________________________________________
Name

__________________________________________
Title

EXHIBIT F

FORM OF TRANSFEREE CERTIFICATE

Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603
Attn: Global Securities and Trust Services Group

Re:	Proposed Transfer of Class A Notes, ACE Home Equity Loan Trust 2006-GP1

Gentlemen:

This certification is being made by _________ (the “Transferee”) in connection with the proposed transfer (the “Transfer”) by _________ of a Class A Note issued pursuant to the Indenture, dated as of May 31, 2006 (the “Indenture”), among ACE Home Equity Loan Trust 2006-GP1, as issuer, Deutsche Bank National Trust Company, as indenture trustee (the “Indenture Trustee”) and LaSalle Bank National Association, as Securities Administrator and authenticating agent (the “Securities Administrator” and “Authenticating Agent”, as applicable). Initially capitalized terms used but not defined herein have the meanings assigned to them in the Indenture. The Transferee hereby certifies, represents and warrants to, and covenants with, the Owner Trustee and the Securities Administrator that:

Following the Transfer, 100% of the Privately Offered Notes and Certificate will be owned by a single entity.

Date:  ___________________________

__________________________________________
Name of Transferor

__________________________________________
Signature

__________________________________________
Name

__________________________________________
Title

APPENDIX A

DEFINITIONS

Accepted Master Servicing Practices: With respect to any HELOC, those customary mortgage master servicing practices of prudent mortgage master servicing institutions that master service HELOCs of the same type and quality as such HELOCs in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to the Servicer).

Accepted Servicing Practices: With respect to each HELOC, those mortgage servicing practices (including collection procedures) that are in accordance with all applicable statutes, regulations and prudent mortgage banking practices for similar revolving home equity line of credit HELOCs of the same type and quality as HELOCs in the jurisdiction where the related Mortgaged Property is located.

Account: The Servicing Accounts, the REO Account, the Collection Account, the Payment Account, the Certificate Distribution Account and the Net WAC Rate Carryover Reserve Account, as the context may require.

Additional Balance: All draws made by a mortgagor pursuant to the related Credit Line Agreement that occur following the Cut-Off Date.

Additional Balance Advance Amounts: With respect to any Payment Date (i) during the Managed Amortization Period, an amount equal the amount by which draws made in the related Collection Period are greater than the Principal Collection Amount for such Payment Date or (ii) during the Rapid Amortization Period, an amount equal to any draws made during the related Collection Period. Any Additional Balance Advance Amounts for a Payment Date will be added to the Certificate Principal Balance of the Class G Certificates on such Payment Date.

Additional Disclosure: The meaning specified in Section 4.15 of the Sale and Servicing Agreement.

Additional Form 10-D Disclosure: The meaning specified in Section 4.15 of the Sale and Servicing Agreement.

Additional Form 10-K Disclosure: The meaning specified in Section 4.15 of the Sale and Servicing Agreement.

Adjustment Date: With respect to a HELOC, the date, if any, specified in the related Credit Line Agreement on which the Mortgage Interest Rate is subject to adjustment.

Administration Agreement: The Administration Agreement, dated as of May 31, 2006, among the Issuer, the Depositor, the Owner Trustee and the Securities Administrator, as amended from time to time in accordance with the terms thereof.

Administration Fee Rate: With respect to each HELOC, the Administration Fee Rate is equal to the sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate and (iii) the rate at which the fee payable to the Credit Risk Manager is calculated.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

Allocated Realized Loss Amount: With respect to the Class A Notes and the Class G Certificates and any Payment Date, an amount equal to the sum of any Realized Loss allocated to that Class of Notes or Certificates on the Payment Date pursuant to Section 6.02 of the Sale and Servicing Agreement and any Allocated Realized Loss Amount for that Class remaining unpaid from the previous Payment Date and, in the case of the Class A Notes, not covered by amounts paid in respect of principal by the Note Insurer.

Amortization Period: With respect to any HELOC, the period of time subsequent to the Draw Period during which the Mortgagor is obligated to make Minimum Monthly Payments equal to interest accrued on the Outstanding Principal Balance plus 1/120th of such Outstanding Principal Balance.

Ancillary Income: All income derived from the HELOCs, other than Servicing Fees and Cancellation Charges, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

Annual Statement of Compliance: The meaning specified in Section 3.15 of the Sale and Servicing Agreement.

Applicable Credit Rating: For any long-term deposit or security, a credit rating of AAA in the case of each of S&P and Fitch or Aaa in the case of Moody’s. For any short-term deposit or security, or a rating of A-l+ in the case of each of S&P and Fitch or P-1 in the case of Moody’s.

Appraised Value: For any Mortgaged Property related to a HELOC, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related HELOC.

Assessment of Compliance: The meaning set forth in Section 3.16 of the Sale and Servicing Agreement.

Assessing Party: The meaning specified in Section 3.16 of the Sale and Servicing Agreement.

Assignment of Mortgage: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

Attestation Report: The meaning set forth in Section 3.16 of the Sale and Servicing Agreement.

Authenticating Agent: Initially, the Securities Administrator, or any successor to the Securities Administrator in such capacity.

Authorized Representative: The meaning set forth in Section 26 of the Custodial Agreement.

Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee and Securities Administrator on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

Available Payment Amount: With respect to any Payment Date, an amount equal to the sum of the Interest Collection Amount for such Payment Date and the Principal Collection Amount for such Payment Date.

Available Principal Payment Amount: With respect to the Offered Notes and any Payment Date, an amount equal to the sum of (i) (1) with respect to any Payment Date during the Managed Amortization Period and if the Class G Certificate Pro Rata Test is not met, the excess, if any, of the Principal Collection Amount for such Payment Date over the sum of (a) the Additional Balances for such Payment Date and (b) the Certificate Principal Balance of the Class G Certificates immediately prior to such Payment Date; (2) with respect to any Payment Date during the Managed Amortization Period and if the Class G Certificate Pro Rata Test is met, the Trust Allocation Percentage of the excess of the Principal Collection Amount over the Additional Balances for the related Payment Date and (3) with respect to any Payment Date during the Rapid Amortization Period, the Principal Collection Amount; and (ii) the Trust Allocation Percentage of the Overcollateralization Increase Amount for that Payment Date minus (iii) the Trust Allocation Percentage of the Overcollateralization Reduction Amount for that Payment Date.

Back-Up Certification: The meaning specified in Section 4.15 of the Sale and Servicing Agreement.

Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. §§ 101-1330.

Bankruptcy Loss: With respect to any HELOC, any Deficient Valuation or Debt Service Reduction related to such HELOC as reported by the related Servicer to the Master Servicer.

Basic Documents: The Sale and Servicing Agreement, the Indenture, the Trust Agreement, the HELOC Purchase Agreement, the Custodial Agreement, the Administration Agreement, the Insurance Agreement, the Indemnification Agreement, the Premium Letter and the other documents and certificates delivered in connection with any of the above.

Beneficial Owner: With respect to any Note or Certificate, the Person who is the beneficial owner of such Note or Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

Billing Cycle: With respect to any HELOC and a Due Date, the calendar month preceding such Due Date.

Book-Entry Notes: Beneficial interests in the Class A Notes, ownership and transfers of which shall be made through book entries by the Depository as described in the Indenture.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the State of New York or the jurisdiction in which the Indenture Trustee, the Owner Trustee, the Master Servicer, the Servicer or the Securities Administrator is located are authorized or obligated by law or executive order to be closed.

Calendar Quarter: A calendar quarter shall consist of one of the following time periods in any given year: January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31.

Cancellation Charge: A charged imposed on a Mortgagor for early termination of the related HELOC.

Certificate Distribution Account: The meaning specified in Section 5.08 of the Sale and Servicing Agreement.

Certificate Paying Agent: Initially, the Securities Administrator, in its capacity as Certificate Paying Agent, or any successor to Securities Administrator in such capacity.

Certificate Principal Balance: With respect to the Class G Certificates and any date of determination, the sum of all Additional Balance Advance Amounts with respect to each Payment Date on or prior to such date of determination reduced by the aggregate of (i) all principal amounts previously distributed with respect to the Class G Certificates and (ii) any reductions in the Certificate Principal Balance of the Class G Certificate in connection with allocations of Realized Losses and increased by any Subsequent Recoveries allocated to the Class G Certificates. The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the HELOCS over (ii) the Note Principal Balance of the Class A Notes and the aggregate Certificate Principal Balance of the Class G Certificates.

Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

Certificate Registrar: Initially, the Securities Administrator, in its capacity as Certificate Registrar, or any successor to the Securities Administrator in such capacity pursuant to the Trust Agreement.

Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Securities Administrator or the Owner Trustee, as the case may be, the pledgee’s right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

Certificates: The Class G, Class CE and Class R Certificates.

Certification Parties: The meaning specified in Section 4.15 of the Sale and Servicing Agreement.

Certifying Person: The meaning specified in Section 4.15 of the Sale and Servicing Agreement.

Charge-Off Amount: With respect to any Charged-Off HELOC, the amount of the Stated Principal Balance of such HELOC that has been written down.

Charged-Off HELOC: A defaulted HELOC that the Servicer is required to charge off once such HELOC becomes 180 days delinquent, provided that such HELOC is not a Liquidated HELOC.

Class: Any of the Class A Notes or any of the Class G, Class CE or Class R Certificates.

Class A Note: Any one of the Class A Notes executed and delivered by the Owner Trustee on behalf of the Issuer and authenticated by the Authenticating Agent, substantially in the form of Exhibit A to the Indenture and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class CE Certificate: Any one of the Class CE Certificates executed and delivered by the Owner Trustee on behalf of the Issuer and authenticated by the Authenticating Agent, substantially in the form of Exhibit A-1 to the Trust Agreement and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class G Allocation Percentage: With respect to any Payment Date, 100% minus the Trust Allocation Percentage.

Class G Certificate: Any one of the Class G Certificates executed and delivered by the Owner Trustee on behalf of the Issuer and authenticated by the Authenticating Agent, substantially in the form of Exhibit A-2 to the Trust Agreement and evidencing a Residual Interest in REMIC II for purposes of the REMIC Provisions.

Class G Certificate Pro Rata Test: The Class G Certificate Pro Rata Test is met with respect to any Payment Date during the Managed Amortization Period if the Certificate Principal Balance of the Class G Certificates is greater than 3.00% of the Outstanding Principal Balance of the HELOCs.

Class G Excess Spread Amount: With respect to any Payment Date, an amount equal to the sum of (i) that amount by which the Class G Allocation Percentage of the Interest Collection Amount for such Payment Date exceeds the Class G Interest Payment Amount for such Payment Date and (ii) the Class G Allocation Percentage of the Overcollateralization Reduction Amount for such Payment Date.

Class G Interest Payment Amount: With respect to any Payment Date, an amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the Class G Certificates immediately prior to that Payment Date at the Note Interest Rate reduced (to an amount not less than zero) by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, in each case allocated to the Class G Certificates as described in Section 6.02 of the Sale and Servicing Agreement

Class G Principal Payment Amount: With respect to the Class G Certificates and any Payment Date the lesser of (x) the Certificate Principal Balance of the Class G Certificates immediately prior to such Payment Date; and (y) the sum of (1) during (A) the Managed Amortization Period, (i) if the Class G Certificate Pro Rata Test is not met, the Principal Collection Amount less the Additional Balances for the related Payment Date and (ii) if the Class G Certificate Pro Rata Test is met, the Class G Allocation Percentage of the excess, if any, of the Principal Collection Amount for that Payment Date over the Additional Balances for the related Payment Date or (B) during the Rapid Amortization Period, the remaining Principal Collection Amount after payments of principal to the Class A Notes, (2) the Class G Allocation Percentage of the Overcollateralization Increase Amount for that Payment Date minus (3) the Class G Allocation Percentage of the Overcollateralization Reduction Amount for such Payment Date.

Class R Certificate: Any one of the Class R Certificates executed and delivered by the Owner Trustee on behalf of the Issuer and authenticated by the Authenticating Agent, substantially in the form annexed to the Trust Agreement as Exhibit A-3, and evidencing the residual interest in the Trust Estate.

Closing Date: May 31, 2006.

Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

Collateral: The meaning specified in the Granting Clause of the Indenture.

Collection Account: The separate account or accounts created and maintained, or caused to be created and maintained, by the Servicer pursuant to Section 5.02(a) of the Sale and Servicing Agreement for the benefit of the Noteholders, the Note Insurer and the Certificateholders. The Collection Account must be an Eligible Account.

Collection Period: For any Payment Date, the period from and including the 16th day of the month preceding the month in which the related Payment Date occurs to and including the 15th day of the month in which the Payment Date occurs.

Combined Loan-to-Value Ratio or CLTV: With respect to any second lien HELOC, the fraction, expressed as a percentage, the numerator of which is the sum of the Credit Limit of such HELOC and the outstanding principal balance of any related first lien, divided by the lesser of the Appraised Value of the related Mortgaged Property as of the origination date (or in the case of a refinancing, the refinancing date), or the purchase price of the Mortgaged Property.

Commission: The Securities and Exchange Commission.

Constant Draw Rate: A constant rate of additional balances drawn on the HELOCs.

Controlling Party: The Note Insurer or, if a Note Insurer Default has occurred and is continuing, the holder or holders of in excess of 50% of the balance of the Notes, and following the reduction of the aggregate balance of the Notes to zero, the holders of the Residual Certificates (voting collectively as a single class).

Corporate Trust Office: With respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration-DB06G1. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. With respect to the Securities Administrator, Certificate Registrar, Note Registrar and Paying Agent, the Corporate Trust Office of such parties for purposes of presentment and surrender of the Notes and the Certificates for the final payment or distribution thereon and for transfer is located at 135 South LaSalle Street, Chicago, IL 60603, Attention: Global Securities and Trust Services Group - ACE Securities Corp. Home Equity Loan Trust, Series 2006-GP1, or any other address that the Securities Administrator may designate from time to time by notice to the Noteholders and the Certificateholders.

Corresponding Note: With respect to each REMIC I Regular Interest (other than REMIC I Regular Interests AA and ZZ), the Note with the corresponding designation.

CPR: A constant rate of prepayment on the HELOCs.

Credit Enhancement Percentage: With respect to any Payment Date, the percentage obtained by dividing (x) the Overcollateralization Amount calculated after taking into account payment of the Available Principal Payment Amount to the holders of the Class A Notes and the Class G Principal Payment Amount to the holders of the Class G Certificates by (y) the Outstanding Principal Balance of the HELOCs, calculated after taking into account payments of scheduled and unscheduled principal received on the HELOCs during the related Collection Period.

Credit Line Agreement: With respect to any HELOC, the credit line account agreement executed by the related Mortgagor and any amendment or modification thereof.

Credit Risk Management Agreements: The agreements between the Credit Risk Manager and the Servicer and/or Master Servicer, each regarding the loss mitigation and advisory services to be provided by the Credit Risk Manager.

Credit Risk Management Fee: The amount payable to the Credit Risk Manager on each Payment Date as compensation for all services rendered by it in the exercise and performance of any and all powers and duties of the Credit Risk Manager under the Credit Risk Management Agreements, which amount shall equal one twelfth of the product of (i) the Credit Risk Management Fee Rate multiplied by (ii) the Outstanding Principal Balance of the HELOCs and any related REO Properties as of the first day of the related Collection Period.

Credit Risk Management Fee Rate: 0.009% per annum.

Credit Risk Manager: Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company), a Colorado corporation, and its successors and assigns.

Current Interest: With respect to the Class A Notes and each Payment Date, interest accrued at the Note Rate for the applicable Interest Accrual Period on the Note Principal Balance. With respect to the Class G Certificates and each Payment Date is the interest accrued at the Note Rate for the applicable Interest Accrual Period on the Certificate Principal Balance of such Class.

Custodial Agreement: The Custodial Agreement, dated as of May 1, 2006, among the Indenture Trustee, the Custodian, the Sponsor, the Master Servicer and the Depositor, relating to the ACE Securities Corp. Home Equity Loan Trust, Asset Backed Notes, Series 2006-GP1, as amended from time to time in accordance with the terms thereof.

Custodian: Wells Fargo Bank, National Association, and its successors and assigns.

Cut-off Date: May 15, 2006.

Cut-off Date Balance: $352,607,315.93

Cut-off Date Principal Balance: With respect to any HELOC, the unpaid principal balance thereof as of the Cut-off Date after applying the principal portion of Monthly Payments received on or before such date, and without regard to any payments due after such date.

Debt Service Reduction: Any reduction of the Scheduled HELOC Payments which a Mortgagor is obligated to pay with respect to a HELOC as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

Default: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

Deficiency Amount: The meaning specified in the Policy.

Deficient Valuation: With respect to any HELOC, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the HELOC, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

Definitive Notes: The meaning specified in Section 4.08 of the Indenture.

Deleted HELOC: A HELOC replaced or to be replaced by a Qualified Substitute HELOC.

Depositor: ACE Securities Corp., a Delaware limited liability company, or its successor in interest.

Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Indenture Trustee or the Securities Administrator), the deposits of which are fully insured by the FDIC to the extent provided by law.

Determination Date: With respect to any Payment Date, the 15th day of the calendar month in which such Payment Date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

Directly Operate: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Servicer, on behalf of the Indenture Trustee, shall not be considered to Directly Operate an REO Property solely because the Servicer establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

Draw: With respect to any HELOC, an additional borrowing by the related Mortgagor subsequent to the Cut-off Date in accordance with the related Credit Line Agreement.

Draw Period: With respect to any HELOC, the period during which the related mortgagor is permitted to make Draws in accordance with the related Credit Line Agreement.

Due Date: With respect to each HELOC, the day of the month on which each scheduled Monthly Payment is due.

EDGAR: The meaning specified in Section 4.15 of the Sale and Servicing Agreement.

Eligible Account: An account that is any of the following: (i) maintained with a depository institution the short-term debt obligations of which have been rated by each Rating Agency in its highest rating category available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to the Note Insurer and each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, each Rating Agency and the Note Insurer) the Indenture Trustee has a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Payment Account, a trust account or accounts maintained in the corporate trust division of the Master Servicer or Securities Administrator, or (iv) an account or accounts of a depository institution acceptable to each Rating Agency and the Note Insurer in writing (in the case of the Rating Agencies, as evidenced in writing by each Rating Agency that use of any such account as the Payment Account will not reduce the rating assigned to any of the Notes as of the Closing Date by such Rating Agency without regard to the Policy).

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Escrow Payments: The meaning specified in Section 5.01(a) of the Sale and Servicing Agreement

Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the failure of the Issuing Entity to pay the principal of any Class A Note in full by the Final Scheduled Payment Date; or

(ii) a default by the Issuing Entity in the observance of the negative covenants set forth in Section 3.07 of the Indenture; or

(iii) a default by the Issuing Entity in the observance of any other covenant in the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuing Entity by the Indenture Trustee, the Note Insurer (so long as any Class A Notes are outstanding or any amounts are due and owing to the Note Insurer and a Note Insurer Default has not occurred and is continuing) or by the holders of at least 25% of the Note Principal Balance of the Offered Notes and Certificate Principal Balance of the Certificates, as applicable; or

(iv) any representation or warranty made by the Issuing Entity in the Indenture or in the Class A Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuing Entity by the Indenture Trustee, the Note Insurer (so long as any Class A Notes are outstanding or any amounts are due and owing to the Note Insurer and a Note Insurer Default has not occurred and in continuing) or by the Holders of at least 25% of the Note Principal Balance of the Notes and Certificate Principal Balance of the Certificates, as applicable, with the consent of the Note Insurer (so long as any Class A Notes are outstanding or any amounts are due and owing to the Note Insurer and a Note Insurer Default has not occurred and is continuing); or

(v) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(vi) there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing; or

(vii) the Issuing Entity becomes subject to regulation by the Comission as an investment company within the meaning of the Investment Company Act; or

(viii) the Issuing Entity is characterized as an association or partnership taxable as a corporation.

Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Charged-Off HELOC exceed the sum of (i) the Outstanding Principal Balance of such HELOC and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, (ii) related Liquidation Expenses (including Liquidation Expenses which are payable therefrom to the Servicer or the Master Servicer in accordance with the Sale and Servicing Agreement) and (iii) unreimbursed Servicing Advances by the Servicer or the Master Servicer.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Expenses: The meaning specified in Section 7.02 of the Trust Agreement

Extraordinary Trust Fund Expenses: Any amounts reimbursable to the Securities Administrator or the Indenture Trustee, or any director, officer, employee or agent of the Securities Administrator or the Indenture Trustee, from the Trust Estate, any amounts reimbursable to the Depositor, the Master Servicer, the Securities Administrator, the Custodian, or any director, officer, employee or agent thereof, and any other amounts payable or reimbursable from the Trust Estate as Extraordinary Trust Fund Expenses pursuant to the terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Administration Agreement or the Custodial Agreement, including Extraordinary Trust Fund Expenses that are not reimbursed in any calendar year as a result of the Extraordinary Trust Fund Expenses Cap. Extraordinary Trust Fund Expenses for any calendar year, to the extent they may exceed the Extraordinary Trust Fund Expenses Cap, shall be paid pro rata among the parties entitled thereto from the amounts available therefor.

Extraordinary Trust Fund Expenses Cap: $400,000 for each calendar year; provided, however, that such cap will not apply to any costs and expenses (i) of the Indenture Trustee incurred in connection with the termination of the Securities Administrator or the Master Servicer, the transfer of master servicing to a successor master servicer, any costs incurred with the replacement of the Custodian and costs and expenses incurred following an Event of Default (so long as such Event of Default is continuing), or (ii) of the Master Servicer incurred in connection with the termination of the Servicer and the transfer of servicing to a successor servicer.

Fannie Mae: Fannie Mae (formally, Federal National Mortgage Association), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

FIFO: The meaning specified in Section 8.05 of the Sale and Servicing Agreement.

Final Certification: The final certification delivered by the Custodian pursuant to Section 2.3(c) of the Custodial Agreement in the form attached thereto.

Final Recovery Determination: With respect to any defaulted HELOC or any REO Property (other than a HELOC or REO Property purchased by the Originator, the Sponsor or the Redeemer pursuant to or as contemplated by Section 2.02 of the Sale and Servicing Agreement or Section 8.06 of the Indenture), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered, which determination shall be evidenced by a certificate of a Servicing Officer of the Servicer delivered to the Master Servicer and maintained in its records.

Final Scheduled Payment Date: With respect to each Class of Notes, the Payment Date in February 2031.

Fitch: Fitch, Inc.

Form 8-K Disclosure Information: The meaning specified in Section 4.15 of the Sale and Servicing Agreement.

Form 10-K Filing Deadline: The meaning specified in Section 4.15 of the Sale and Servicing Agreement

Formula Rate: With respect to the Class A Notes and Class G Certificates, a per annum rate equal to One-Month LIBOR plus the applicable Margin.

Freddie Mac: Federal Home Loan Mortgage Corporation, or any successor thereto.

Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such Collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

GreenPoint: GreenPoint Mortgage Funding, Inc. or its successors and assigns.

Gross Margin: With respect to any HELOC, the fixed percentage amount set forth in the related Credit Line Agreement that is added to the index on each Adjustment Date in accordance with the terms of the related Credit Line Agreement to determine the new Mortgage Interest Rate for such HELOC.

Guaranteed Principal Payment Amount: An amount equal to (a) on the Payment Date in February 2031, the amount needed to pay the outstanding Note Principal Balance of the Class A Notes following the distribution of the Available Payment Amount on that Payment Date and (b) for any other Payment Date, the Trust Allocation Percentage of the aggregate amount, if any, by which the aggregate Note Principal Balance of Class A Notes and the Certificate Principal Balance of the Class G Certificates, in each case following the distribution of Available Payment Amount and the Class G Principal Payment Amount on that Payment Date, exceeds the aggregate Outstanding Principal Balance of the HELOCs as of the close of business on the last day of the related Collection Period.

HELOC: A home equity line of credit transferred and assigned to the Trust pursuant to Section 2.01 of the Sale and Servicing Agreement, as identified in the Loan Schedule, including a HELOC the property securing which has become an REO Property.

HELOC Purchase Agreement: The HELOC Purchase Agreement, dated as of May 31, 2006, between the Sponsor, as seller, and the Depositor, as purchaser, and all amendments thereof and supplements thereto in accordance with the terms thereof.

Holder: Any Certificateholder or any Noteholder, as the context requires.

Indemnification Agreement: The Indemnification Agreement dated as of May 31, 2006, among the Note Insurer, the Depositor and the Underwriter.

Indemnified Party: The meaning specified in Section 7.02 of the Trust Agreement.

Indenture: The Indenture, dated as of May 31, 2006, among the Issuer, the Indenture Trustee and the Securities Administrator, relating to the ACE Securities Corp. Home Equity Loan Trust, Asset Backed Notes, 2006-GP1, as amended from time to time in accordance with the terms thereof.

Indenture Trustee: Deutsche Bank National Trust Company, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

Independent: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Sponsor, the Servicer, the Master Servicer, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Sponsor, the Servicer, the Master Servicer, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Sponsor, the Servicer, the Master Servicer, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee or the Securities Administrator, as applicable, under the circumstances described in, and otherwise complying with, the applicable requirements of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Request and approved by the Securities Administrator in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

Independent Contractor: Either (i) any Person (other than the Servicer) that would be an “independent contractor” with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including any Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

Index: The index, if any, specified in a Credit Line Agreement by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

Initial Certification: The initial certification delivered by the Custodian pursuant to Section 3 of the Custodial Agreement in the form attached thereto as Exhibit One.

Initial Note Principal Balance: With respect to the Class A Notes, $352,607,000.

Insurance Agreement: The Insurance and Indemnity Agreement dated as of May 31, 2006, among the Note Insurer, the Sponsor, the Depositor, the Issuer and the Servicer, including any amendments and supplements thereto in accordance with the terms thereof.

Insurance Policy: With respect to any HELOC, any standard hazard insurance policy, flood insurance policy or title insurance policy.

Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any HELOC or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Credit Line Agreement or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

Insured Notes: The Class A Notes.

Interest Accrual Period: With respect to the Class A Notes and Class G Certificates and any Payment Date, the period from and including the preceding Payment Date (or from the Closing Date, in the case of the first Payment Date) to and including the day prior to the current Payment Date. Calculations of interest on the Class A Notes and Class G Certificates will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period. With respect to any Payment Date and the Class CE Certificates and the REMIC I Regular Interests, the one-month period ending on the last day of the calendar month immediately preceding the month in which such Payment Date occurs.

Interest Carry Forward Amount: With respect to the Class A Notes and any Payment Date, an amount equal to the amount, if any, by which the Interest Payment Amount for the immediately preceding Payment Date exceeded the actual amount distributed on the Class A Notes in respect of interest (including amounts paid by the Note Insurer pursuant to the Policy) on the immediately preceding Payment Date, together with any Interest Carry Forward Amount with respect to the Class A Notes remaining unpaid from the previous Payment Date, plus interest accrued thereon at the related Note Rate on the Class A Notes for the most recently ended Interest Accrual Period.

Interest Collection Amount: With respect to any Payment Date, an amount equal to the sum of (i) all interest received by or on behalf of the Servicer with respect to the HELOCs by the related Determination Date for such Payment Date and not previously distributed; (ii) the interest portions of the total amount deposited in the payment account in connection with the repurchase of any HELOC by the Depositor, the Originator or the Sponsor; and (iii) the interest portions of the total amount deposited in the Payment Account in connection with the optional redemption of the Notes; minus (v) any fees and amounts payable or reimbursable to the Servicer, the Owner Trustee, the Custodian, the Master Servicer, the Indenture Trustee, the Credit Risk Manager or the Securities Administrator for the related Collection Period in accordance with the terms of the Basic Documents, including but not limited to the Opinion of Counsel required pursuant Section 2.04(i) of the Insurance Agreement.

Interest Determination Date: With respect to the first Interest Accrual Period, the second LIBOR Business Day preceding the Closing Date, and with respect to each Interest Accrual Period thereafter, the second LIBOR Business Day preceding the related Payment Date on which such Interest Accrual Period commences.

Interest Payment Amount: With respect to any Payment Date and the Class A Notes, an amount equal to interest accrued during the related Interest Accrual Period on the Note Principal Balance of the Class A Notes immediately prior to that Payment Date at the Note Rate reduced (to an amount not less than zero) by any Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls, in each case allocated to the Class A Notes.

Interest Shortfall: With respect to any Payment Date and each HELOC that during the related Collection Period was the subject of a Principal Prepayment or was subject to the Relief Act, an amount determined as follows:

(a) Partial principal prepayments received during the relevant Prepayment Period: The difference between (i) one month’s interest at the applicable Net Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

(b) Principal prepayments in full received during the relevant Prepayment Period: The difference between (i) one month’s interest at the applicable Net Rate on the Stated Principal Balance of such HELOC immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment; and

(c) As to any HELOC subject to the Relief Act, the excess of (i) 30 days’ interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Stated Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days’ interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Stated Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

Investment Account: The meaning specified in Section 5.04 of the Sale and Servicing Agreement.

Investment Company Act: The Investment Company Act of 1940, as amended, and any amendments thereto.

Investment Letter: The meaning specified in Section 3.04(d) of the Trust Agreement.

IRS: The Internal Revenue Service.

Issuer or Issuing Entity: ACE Home Equity Loan Trust, Series 2006-GP1, a Delaware statutory trust, or its successor in interest.

Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee and the Note Insurer.

Late Collections: With respect to any HELOC and any Collection Period, all amounts received subsequent to the Determination Date immediately following such Collection Period with respect to such HELOC, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Credit Line Agreement) but delinquent for such Collection Period and not previously recovered.

Late Payment Rate: The meaning specified in the Insurance Agreement.

Latest Possible Maturity Date: February 25, 2031. For purposes of the Treasury regulations under Sections 860A through 860G of the Code, the latest possible maturity date of each Regular Interest issued by REMIC I and REMIC II shall be the Latest Possible Maturity Date.

LIBOR Business Day: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

Liquidated HELOC: A HELOC that was liquidated and for which the Servicer has determined that it has received all amounts it expects to receive in connection with such liquidation, including payments under any related private mortgage insurance policy, hazard insurance policy or any condemnation proceeds and amounts received in connection with the final disposition of the related REO Property.

Liquidation Date: With respect to any Liquidated HELOC, the date on which the Master Servicer or the related Servicer has certified that such HELOC has become a Liquidated HELOC.

Liquidation Expenses: With respect to a HELOC in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the Servicer in connection with the liquidation of such HELOC and the related Mortgaged Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

Liquidation Event: With respect to any HELOC, any of the following events: (i) such HELOC is paid in full; (ii) a Final Recovery Determination is made as to such HELOC or (iii) such HELOC is removed from REMIC I by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.02 or Section 3.10(c) of the Sale and Servicing Agreement or Section 8.06 of the Indenture. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from REMIC I by reason of its being purchased pursuant to Section 8.06 of the Indenture.

Liquidation Proceeds: The amount (other than Insurance Proceeds, amounts received in respect of the rental of any REO Property prior to REO Disposition, or required to be released to a Mortgagor or a senior lienholder in accordance with applicable law or the terms of the Loan Documents) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation (other than amounts required to be released to the Mortgagor or a senior lienholder), (ii) the liquidation of a defaulted HELOC through a trustee’s sale, foreclosure sale or otherwise, (iii) the repurchase, substitution or sale of a HELOC or an REO Property pursuant to or as contemplated by Section 2.02 or Section 3.12 of the Sale and Servicing Agreement or (iv) any Subsequent Recoveries.

Loan Documents: The documents set forth in Section 4(b) of the HELOC Purchase Agreement.

Loan File: The file containing the Loan Documents pertaining to a particular HELOC and any additional documents required to be added to the Loan File pursuant to the Indenture.

Loan Schedule: The schedule, attached as Exhibit A to the Sale and Servicing Agreement with respect to the HELOCs.

Loan-to-Value Ratio: With respect to any HELOC, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related HELOC and the denominator of which is the Original Value of the related Mortgaged Property.

Lost Notes: The original Credit Line Agreements that have been lost, as indicated on the HELOC Schedule.

Managed Amortization Period: The period beginning on the Cut-off Date and ending on the occurrence of a Rapid Amortization Event.

Margin: With respect to any Payment Date on or prior to the first possible Optional Termination Date and the Class A Notes and Class G Certificates and, for purposes of the definition of “Formula Rate”, REMIC I Regular Interest A, 0.13% per annum, and with respect to any Payment Date after the first possible Optional Termination Date and, for purposes of the definition of “Formula Rate”, REMIC I Regular Interest A, 0.26% per annum.

Marker Rate: With respect to the Class CE Certificates and any Payment Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC I Pass-Through Rates for the REMIC I Regular Interests (other than REMIC I Regular Interest AA), with the rate on each such REMIC I Regular Interest (other than REMIC I Regular Interest ZZ) subject to a cap equal to the Note Rate for the Corresponding Note for the purpose of this calculation for such Payment Date, and with the rate on REMIC II Regular Interest ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, the related cap with respect to each REMIC I Regular Interest (other than REMIC I Regular Interests ZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

Master Servicer: LaSalle Bank National Association, and its successors and assigns.

Master Servicer Compensation: As defined in Section 4.13 of the Sale and Servicing Agreement.

Master Servicer Event of Default: Has the meaning assigned to such term in Section 8.01 of the Sale and Servicing Agreement.

Master Servicer Information: The meaning specified in Section 4.15 of the Sale and Servicing Agreement.

Master Servicing Fee Rate: 0.0225% per annum.

Master Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the HELOCs whose name and specimen signature appear on a list of master servicing officers furnished to the Indenture Trustee by the Master Servicer, as such list may be amended from time to time.

Maximum Lifetime Mortgage Rate: The maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

Maximum Uncertificated Accrued Interest Deferral Amount: With respect to any Payment Date, the excess of (i) accrued interest at the Uncertificated REMIC I Pass-Through Rate applicable to REMIC I Regular Interest ZZ for such Payment Date on a balance equal to the Uncertificated Principal Balance of REMIC I Regular Interest ZZ minus the REMIC I Overcollateralized Amount, in each case for such Payment Date, over (ii) the aggregate amount of Uncertificated Accrued Interest for such Payment Date on the REMIC I Regular Interests (other than REMIC I Regular Interests AA and ZZ), with the rate on each such REMIC I Regular Interest subject to a cap equal to the Note Rate for the Corresponding Note for the purpose of this calculation for such Payment Date; provided, however, that solely for this purpose, the related cap with respect to each REMIC I Regular Interest (other than REMIC I Regular Interest ZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for HELOCs registered with MERS on the MERS® System.

Minimum Lifetime Mortgage Rate: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

Minimum Monthly Payment: With respect to any HELOC and any month, the minimum amount required to be paid by the related Mortgagor in that month.

MOM Loan: Any HELOC for which MERS is acting as the mortgagee of such HELOC, solely as nominee for the originator of such HELOC and its successors and assigns, at the origination thereof, or as nominee for any subsequent assignee of the originator pursuant to an assignment of mortgage to MERS.

Monthly Payment: With respect to any HELOC (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

Moody’s: Moody’s Investors Service, Inc or any successor thereto.

Mortgage: The mortgage, deed of trust or other instrument reflected on the HELOC Schedule as securing a HELOC.

Mortgage Interest Rate: The annual rate at which interest accrues from time to time on any HELOC pursuant to the related Credit Line Agreement, which rate is initially equal to the “Mortgage Interest Rate” set forth with respect thereto on the applicable Loan Schedule.

Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related HELOC or, in the case of REO Property, such REO Property.

Mortgagor: The obligor on a Credit Line Agreement.

Net Collections: With respect to any Charged-Off HELOC, an amount equal to all payments on account of interest and principal on such HELOC.

Net Liquidation Proceeds: With respect to any Charged-Off HELOC, Liquidation Proceeds and Subsequent Recoveries net of unreimbursed Servicing Advances by the Servicer.

Net Monthly Excess Cashflow: With respect to any Payment Date, an amount equal to the sum of (i) the Trust Allocation Percentage of the Overcollateralization Reduction Amount for that Payment Date and (ii) the excess of (x) the Interest Collection Amount for that Payment Date over (y) the sum of the Senior Interest Distribution Amount for such Payment Date and the Class G Allocation Percentage of the Interest Collection Amount for that Payment Date.

Net Rate or Net Mortgage Rate: With respect to any HELOC (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Interest Rate for such HELOC minus the Administration Fee Rate.

Net WAC Rate: With respect to any Payment Date, a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the HELOCs in the prior calendar month minus the sum of (x) the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager for such Payment Date (y) the Premium payable to the Note Insurer for such Payment Date, and (z) commencing with the Payment Date in June 2007, one-twelfth of 0.50% of the Pool Balance as of the first day of the related Collection Period and the denominator of which is the Pool Balance as of the first day of the related Collection Period, (or as of the Cut-off Date with respect to the first Payment Date), after giving effect to principal prepayments received during the related Collection Period. For federal income tax purposes, however, as to any Payment Date will be the equivalent of the foregoing, expressed as a per annum rate equal to the weighted average of the Uncertificated REMIC I Pass-Through Rates on the REMIC I Regular Interests multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Net WAC Rate Carryover Amount: With respect to the Class A Notes and any Payment Date on which the Note Rate is limited to the applicable Net WAC Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest the Class A Notes would have been entitled to receive on such Payment Date had the applicable Net WAC Rate not been applicable to the Offered Notes on such Payment Date over (y) the amount of interest paid on such Payment Date at the applicable Net WAC Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Payment Date not previously distributed together with interest thereon at a rate equal to the Note Rate for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Rate.

Net WAC Rate Carryover Reserve Account: The Account created pursuant to Section 5.07 of the Sale and Servicing Agreement.

Net WAC Rate Carryover Reserve Account Deposit: With respect to the Net WAC Rate Carryover Reserve Account, an amount equal to $1,000, which the Depositor shall deposit into the Net WAC Rate Carryover Reserve Account, pursuant to Section 5.07 of the Sale and Servicing Agreement.

New Lease: Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed or extended on behalf of REMIC I, if REMIC I has the right to renegotiate the terms of such lease.

Nonrecoverable Servicing Advance: Any Servicing Advance previously made or proposed to be made in respect of a HELOC or REO Property that, in the good faith business judgment of the Servicer or a successor to the Servicer will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from the related Late Collections, Insurance Proceeds or Liquidation Proceeds on such HELOC or REO Property as provided herein.

Note: A Class A Note.

Noteholder: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuer, the Indenture Trustee, the Sponsor, the Securities Administrator, the Servicer or the Master Servicer or any Affiliate of any of them shall be deemed not to be a Holder or Holders, nor shall any so owned be considered outstanding, for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Indenture Trustee or Securities Administrator shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee or Securities Administrator has actual knowledge to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Securities Administrator or the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

Note Insurer: Financial Security Assurance Inc. or any successor thereto.

Note Insurer Default: Failure by the Note Insurer to make a payment required under the Policy in accordance with its terms.

Note Rate: With respect to the Class A Notes and the Class G Certificates and, for purposes of the definition of “Marker Rate” and “Maximum Uncertificated Accrued Interest Deferral Amount”, the lesser of (a) the Formula Rate and (b) the Net WAC Rate.

With respect to the Class CE Certificates and any Payment Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (C) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC I Regular Interest LTAA, REMIC I Regular Interest LTA and REMIC I Regular Interest LTZZ. For purposes of calculating the Note Rate for the Class CE Certificates, the numerator is equal to the sum of the following components:

(A) the Uncertificated REMIC I Note Rate for REMIC I Regular Interest LTAA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTAA;

(B) the Uncertificated REMIC I Note Rate for REMIC I Regular Interest LTA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTA; and

(C) the Uncertificated REMIC I Note Rate for REMIC I Regular Interest LTZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTZZ.

Note Owner: The Beneficial Owner of a Note.

Note Principal Balance: With respect to the Class A Notes as of any Payment Date, the Initial Note Principal Balance, as reduced by (without duplication) (1) all amounts allocable to principal previously paid with respect to the Class A Notes (including any Guaranteed Principal Payment Amounts made by the Note Insurer) and (2) any Realized Loss previously allocated to the Class A Notes pursuant to the Sale and Servicing Agreement and not covered by amounts paid in respect of principal by the Note Insurer and increased by any Subsequent Recoveries allocated to the Class A Notes.

Note Register: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

Note Registrar: The Securities Administrator, in its capacity as Note Registrar, or any successor to the Securities Administrator in such capacity.

Notional Amount: The initial Notional Amount of the Class CE Certificates shall be $352,607,315.93. For federal income tax purposes, the Notional Amount of the Class CE Certificates for any Payment Date shall be an amount equal to the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests for such Payment Date.

Officer’s Certificate: With respect to the Servicer or the Master Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Servicer or the Master Servicer, as applicable and delivered to the Indenture Trustee, the Master Servicer or the Securities Administrator, as applicable. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer or a Responsible Officer of the Securities Administrator, under the circumstances described in, and otherwise complying with, the applicable requirements of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Responsible Officer of the Securities Administrator.

One-Month LIBOR: With respect to any Interest Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period will be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Class A Notes for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Opinion of Counsel: A written opinion of counsel acceptable to the Indenture Trustee (and Owner Trustee or the Securities Administrator, if applicable) and the Note Insurer which counsel may be in-house counsel for the Depositor or the Sponsor if acceptable to the Indenture Trustee (and Owner Trustee, if applicable), the Note Insurer and the Rating Agencies or outside counsel for the Depositor, the Sponsor, the Issuer, the Servicer or the Master Servicer, as the case may be.

Optional Redemption Price: The meaning specified in Section 8.06 of the Indenture.

Optional Termination Date: The first date on which the Master Servicer may terminate the Trust Estate (with the consent of the Note Insurer if such termination would result in a draw against the Policy or any amounts would remain due and unpaid to the Note Insurer).

Original Value: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a HELOC, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Depositor.

Originator: GreenPoint Mortgage Funding, Inc. or any successor thereto.

Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under the Indenture except:

(i) Notes theretofore canceled by the Note Registrar or delivered to the Securities Administrator for cancellation; and

(ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Securities Administrator is presented that any such Notes are held by a holder in due course;

provided, Notes that have been paid with proceeds of the Policy will be considered outstanding for purposes of Section 4.10 of the Indenture.

Outstanding HELOC: With respect to any Due Date, a HELOC which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Charged-Off HELOC and was not purchased or replaced.

Outstanding Principal Balance: As of the time of any determination, the principal balance of a HELOC remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related HELOC remaining to be paid by the Mortgagor at the time such property was acquired by the Trust less any Excess Liquidation Proceeds with respect thereto to the extent applied to principal.

Overcollateralization Amount: With respect to any Payment Date, an amount equal to the amount by which the sum of the Pool Balance as of the last day of the related Collection Period exceeds the sum of the Note Principal Balance of the Offered Notes and the Certificate Principal Balance of the Class G Certificates after taking into account payment of the Available Principal Payment Amount and the Class G Principal Payment Amount on the related Payment Date.

Overcollateralization Floor: With respect to any Payment Date, an amount equal to the product (i) 0.50% and (ii) the Pool Balance as of the Cut-off Date.

Overcollateralization Increase Amount: With respect to any Payment Date, an amount equal to the lesser of (i) the Net Monthly Excess Cashflow and the Class G Excess Spread Amount for that Payment Date remaining after distributions of such amount pursuant to Section 6.01(a)(iv)(A)(1) and (2) and Section 6.01(iv)(B)(1) and (2) of the Sale and Servicing Agreement and (ii) the amount by which the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

Overcollateralization Reduction Amount: With respect to any Payment Date, an amount equal to the lesser of (i) the amount by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount and (ii) the excess, if any, of the Principal Collection Amount for that Payment Date over, if such Payment Date is during the Managed Amortization Period, Additional Balances funded during the related Collection Period. The Overcollateralization Reduction Amount will be equal to zero when a Trigger Event is in effect.

Owner Trust Estate: The corpus of the Trust created by the Trust Agreement which consists of items referred to in Section 2.05 of the Trust Agreement.

Owner Trustee: Wilmington Trust Company, acting not in its individual capacity but solely as owner trustee under the Trust Agreement, and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

Ownership Interest: As to any Note or Certificate, any ownership or security interest in such Certificate, including any interest in such Note or Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

Paying Agent: Any paying agent or co-paying agent appointed under the Indenture, which initially shall be the Securities Administrator.

Payment Account: The trust account or accounts created and maintained pursuant to Section 5.02 of the Sale and Servicing Agreement for the benefit of the Noteholders, the Certificateholders and the Note Insurer, which shall be denominated LaSalle Bank National Association, as Securities Administrator f/b/o holders of ACE Securities Corp. Home Equity Loan Trust, Asset Backed Notes, Series 2006-GP1 - Payment Account.” The Payment Account shall be an Eligible Account. The Payment Account shall be an Eligible Account.

Payment Account Deposit Date: The Business Day prior to each Payment Date.

Payment Date: The 25th day of each month, or if such day is not a Business Day, then the next Business Day, commencing in June 2006.

Percentage Interest: With respect to any Note, the percentage obtained by dividing the Note Principal Balance of such Note by the aggregate Note Principal Balances of all Notes of that Class. With respect to any Certificate, the percentage as stated on the face thereof.

Permitted Investments: Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the Noteholders and the Note Insurer or in the name of the Securities Administrator for the benefit of the Certificateholders:

(i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii) (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Indenture Trustee, Securities Administrator or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from the Rating Agencies and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Securities Administrator holds the security therefor;

(iv) securities bearing interest or sold at a discount issued by any corporation (including the Indenture Trustee, Securities Administrator or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from the Rating Agencies at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of all the HELOCs and Permitted Investments held as part of the Trust as determined by the Master Servicer;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from the Rating Agencies at the time of such investment;

(vi) a reinvestment agreement issued by any bank, insurance company or other corporation or entity;

(vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to the Note Insurer and the Rating Agencies as evidenced in writing by the Note Insurer and the Rating Agencies to the Securities Administrator; and

(viii) any money market or common trust fund having the Applicable Credit Rating or better from the Rating Agencies, including any such fund for which the Securities Administrator or Master Servicer or any affiliate of the Securities Administrator or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par as determined by the Master Servicer.

Permitted Transferee: Any person (x) other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code or (v) on electing large partnership within the meaning of Section 775(a) of the Code, (y) that is a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any State thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person and (z) other than any other Person so designated by the Securities Administrator based upon an Opinion of Counsel addressed to the Securities Administrator (which shall not be an expense of the Securities Administrator or the Indenture Trustee) that states that the Transfer of an ownership interest in a Residual Certificate to such Person may cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Notes or Certificates are Outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, estate, limited partnership, limited liability partnership, partnership, limited liability company, joint venture, association, joint-stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

Plan: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

Plan Assets: Assets of a Plan within the meaning of Department of Labor regulation 29 C.F.R. § 2510.3-101.

Policy: The Financial Guaranty Insurance Policy No. 51736-N issued by the Note Insurer in respect of the Insured Notes, including any endorsements thereto.

Policy Payments Account: The account created and maintained by the Securities Administrator pursuant to Section 10.04 of the Sale and Servicing Agreement. The Policy Payments Account must be an Eligible Account.

Pool Balance: With respect to any date of determination, the aggregate of the Stated Principal Balances of all HELOCs as of such date.

Premium: The Policy premium payable pursuant to Section 6.01 of the Sale and Servicing Agreement for each Payment Date in an amount equal to the Premium Rate accrued for one month, on the basis of a 360-day year consisting of twelve 30-day months, on the aggregate Note Principal Balance (without reduction for any Guaranteed Principal Payment Amounts paid by the Note Insurer) of the Insured Notes immediately prior to such Payment Date.

Premium Letter: The letter agreement, dated May 31, 2006, among the Note Insurer, the Issuer, the Sponsor and the Depositor.

Premium Rate: The per annum rate at which the Premium for the Policy is calculated, which shall be 0.150% per annum of the Note Principal Balance of the Class A Notes.

Prepayment Assumption: A specified CPR and a Constant Draw Rate of 15%.

Prepayment Interest Shortfall: With respect to any Payment Date, for each such HELOC that was the subject of a Principal Prepayment in full or in part during the related Collection Period that was applied by the Servicer to reduce the outstanding principal balance of such HELOC on a date preceding the Due Date in the succeeding Collection Period, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding such Payment Date.

Principal Collection Amount: With respect to any Payment Date, an amount equal to the sum of (1) the total amount of all principal received by or on behalf of the Servicer with respect to the HELOCs by the Determination Date for such Payment Date and not previously distributed (including liquidation proceeds, condemnation proceeds and insurance proceeds), (2) the principal portions of the total amount deposited in the payment account in connection with the repurchase of any HELOC by the Depositor, the Originator or the Sponsor; and (3) the principal portions of the total amount deposited in the payment account in connection with the optional redemption of the Offered Notes minus (4) any amounts payable or reimbursable to the Servicer, the Owner Trustee, the Custodian, the Master Servicer, the Credit Risk Manager, the Indenture Trustee or the Securities Administrator on such Payment Date in excess of the Interest Collection Amount for that Payment Date.

Principal Prepayment: Any payment (whether partial or full) or other recovery of principal on a HELOC which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Excess Liquidation Proceeds.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Qualified Insurer: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for mortgage-backed notes having the same rating as the Notes rated by the Rating Agencies as of the Closing Date (without regard to the Policy).

Qualified Substitute HELOC: As defined in the HELOC Purchase Agreement.

Rapid Amortization Event: With respect to any Payment Date, any of the following events: (i) failure of the Issuing Entity, Depositor or Servicer to make a timely payment or deposit required under the Indenture, (ii) a material breach of any representation or warranty made by the Issuing Entity, Depositor, Originator or Servicer has occurred and is continuing, (iii) the bankruptcy, insolvency or receivership of the Depositor or the Servicer, (iv) the Issuing Entity becomes subject to regulation by the Commission under the Investment Company Act, (v) aggregate draws (regardless of whether such draws have been reimbursed) exceeding 1% of the initial Note Principal Balance of the Class A Notes have been made under the Policy, (vi) a Servicer Event of Default has occurred, or (vi) the occurrence of a Rapid Amortization Trigger Event.

Rapid Amortization Period: The Rapid Amortization Period with respect to the Offered Notes will be the period beginning on the first Payment Date following the occurrence of a Rapid Amortization Event and ending on the Final Scheduled Payment Date.

Rapid Amortization Trigger Event: A Rapid Amortization Trigger Event is in effect with respect to the Class A Notes on any Payment Date that (i) the rolling six month average of the Outstanding Principal Balance of the HELOCs delinquent 60 days or more, in foreclosure, bankruptcy and REO divided by (y) the Pool Balance, in each case, as of the last day of the prior Collection Period, exceeds 4.50% of the Pool Balance or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period divided by the Pool Balance as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Payment Date:

Payment Date	Percentages
Prior to June 2007	1% plus 1/12 of 0.75% for each month thereafter
June 2007 to May 2008	1.75% plus 1/12 of 0.50% for each month thereafter
June 2008 to May 2009	2.25% plus 1/12 of 0.25% for each month thereafter
June 2009 to May 2010	2.50% plus 1/12 of 0.50% for each month thereafter
June 2010 to May 2011	3.00% plus 1/12 of 0.50% for each month thereafter
June 2011 and thereafter	3.50% for each month thereafter

Rating Agency: Any nationally recognized statistical rating organization, or its successor, that rated the Notes at the request of the Depositor at the time of the initial issuance of the Notes. Initially, Standard & Poor’s and Moody’s. If such organization or a successor is no longer in existence, “Rating Agency” with respect to the Notes shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Securities Administrator, the Indenture Trustee, the Note Insurer and the Master Servicer. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor’s, P-1 in the case of Moody’s and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean “AAA” in the case of Standard & Poor’s, “Aaa” in the case of Moody’s and in the case of any other Rating Agency, such equivalent rating.

Rating Confirmation: A letter from each Rating Agency then providing a rating for the Notes at the request of the Issuer confirming that the action proposed to be taken by the Issuer will not, in and of itself, result in a downgrade of any of the ratings then applicable to the Notes (without regard to the Policy), or cause any Rating Agency to suspend or withdraw the Ratings then applicable to the Notes (without regard to the Policy).

Realized Loss: A Realized Loss is equal to (i) with respect to a Liquidated HELOC, the unpaid principal balance of such Liquidated HELOC, plus interest thereon from the date on which interest was last paid by the related Mortgagor through the last day of the month in which the related HELOC was finally liquidated, less any Liquidation Proceeds received on such Liquidated HELOC (net of amounts reimbursable to the Servicer or the Master Servicer for Servicing Advances and other related expenses, including attorneys’ fees) and (ii) with respect to a Charged Off HELOC, the unpaid principal balance of such Charged Off HELOC, plus interest thereon from the date on which interest was last paid by the related Mortgagor through the last day of the month in which the related HELOC was charged off, plus amounts reimbursable to the Servicer or the Master Servicer for Servicing Advances and other related expenses, including attorneys’ fees.

Reimbursement Amount: With respect to any Payment Date, an amount equal to the aggregate of any payments made with respect to the Class A Notes by the Note Insurer under the Policy to the extent not previously reimbursed, plus interest on that amount at the Late Payment Rate, plus any other amounts owing to the Note Insurer under the Indenture or the Sale and Servicing Agreement.

Record Date: With respect to the Class A Notes, the business day immediately preceding such Payment Date, for so long as the Class A Notes are held in book-entry form and the last business day of the month immediately preceding the month in which such Payment Date occurs if the Class A Notes are held in physical form and, with respect to the Certificates, the last business day of the month immediately preceding the month in which such Payment Date occurs.

Redeemer: The meaning specified in Section 8.06 of the Indenture.

Reference Banks: Any leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date, (iii) which have been designated as such by the Securities Administrator and (iv) which are not Affiliates of the Depositor or the Sponsor.

Registered Holder: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

Regular Interest: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Release: The Federal Reserve Board’s statistical Release No. H.15(519).

Relief Act: The Servicemembers Civil Relief Act, as amended, or similar state or local laws.

Relief Act Interest Shortfall: With respect to any Payment Date and any HELOC, any reduction in the amount of interest collectible on such HELOC for the most recently ended Collection Period as a result of the application of the Relief Act.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I: The segregated pool of assets described in Section 9.01 of the Sale and Servicing Agreement.

REMIC I Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Section 9.01 of the Sale and Servicing Agreement. The designations for the respective REMIC I Regular Interests are set forth in 9.01 of the Sale and Servicing Agreement.

REMIC I Interest Loss Allocation Amount: With respect to any Payment Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Accrual Period) equal to (a) the product of (i) the aggregate Stated Principal Balance of the HELOCs and REO Properties then outstanding and (ii) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest AA minus the Marker Rate, divided by (b) 12.

REMIC I Overcollateralization Amount: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests minus (ii) the aggregate Uncertificated Principal Balance of each REMIC I Regular Interest for which a Note is the Corresponding Note, in each case, as of such date of determination.

REMIC I Principal Loss Allocation Amount: With respect to any Payment Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the HELOCs and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two (2) times the aggregate Uncertificated Principal Balance of each REMIC I Regular Interest for which a Note is the Corresponding Note, and the denominator of which is the aggregate Uncertificated Principal Balance of each REMIC I Regular Interest for which a Note is the Corresponding Note and REMIC I Regular Interest ZZ.

REMIC I Required Overcollateralization Amount: 1.00% of the Overcollateralization Target Amount.

REMIC II: The segregated pool of assets described in 9.01 of the Sale and Servicing Agreement.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and Treasury Regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

Rents from Real Property: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term “rents from real property.”

REO Account: The meaning specified in Section 3.12(b) of the Sale and Servicing Agreement.

REO Disposition: The sale or other disposition of an REO Property on behalf of REMIC I.

REO Property: A Mortgaged Property acquired in the name of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted HELOC.

Reportable Event: The meaning specified in Section 4.15 of the Sale and Servicing Agreement.

Repurchase Price: With respect to any HELOC (or any property acquired with respect thereto) required to be repurchased by the Sponsor, the Depositor or the Originator pursuant to the HELOC Purchase Agreement or the Sale and Servicing Agreement, an amount equal to the sum of (i)(a) 100% of the Outstanding Principal Balance of such HELOC as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (b) accrued but unpaid interest on the Outstanding Principal Balance at the related Net Mortgage Rate, through and including the last day of the month of repurchase, plus (c) any unreimbursed Servicing Advances payable to the Servicer or to the Master Servicer and (ii) any costs and damages (if any) incurred by the Trust in connection with any violation of such HELOC of any predatory lending laws.

Repurchase Proceeds: The Repurchase Price in connection with any repurchase of a HELOC by the Sponsor, the Depositor or the Originator and any cash deposit in connection with the substitution of a HELOC.

Request for Release: A request for release in the form attached to the Custodial Agreement as Exhibit Four.

Required Insurance Policy: With respect to any HELOC, any insurance policy which is required to be maintained from time to time under the Sale and Servicing Agreement with respect to such HELOC.

Required Overcollateralization Amount: With respect to any Payment Date (i) prior to the Payment Date in October 2006, 0.00% and (ii) on and after the Payment Date in October 2006 and prior to the Stepdown Date, the product of (A) 2.55% and (B) the Pool Balance as of the Cut-off Date, (iii) on and after the Payment Date in October 2006 and on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 5.10% of the Pool Balance as of the last day of the related Collection Period and (y) the Overcollateralization Floor, and (iv) on and after the Payment Date in October 2006 and on or after the Stepdown Date and if a Trigger Event is in effect, the Required Overcollateralization Amount for the immediately preceding Payment Date. Notwithstanding the foregoing, on and after any Payment Date following the reduction of the aggregate Note Principal Balance of the Class A Notes and the Certificate Principal Balance of the Class G Certificates to zero, the Required Overcollateralization Amount shall be zero.

Reserve Interest Rate: The rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

Residual Certificates: The Class G Certificates and Class R Certificates, each evidencing the sole class of Residual Interests in the related REMIC.

Residual Interest: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

Responsible Officer: With respect to the Securities Administrator, any officer of the Securities Administrator with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; and with respect to the Indenture Trustee, any managing director, director, vice president, assistant vice president, any associate or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject or who shall have direct responsibility for the administration of the Indenture or the Trust Agreement.

Rule 144A and Related Matters Certificate: As specified in Section 3.04(d) of the Trust Agreement.

Sale: As specified in Section 5.15 of the Indenture.

Sale and Servicing Agreement: The Sale and Servicing Agreement, dated as of May 1, 2006, among the Issuer, the Sponsor, the Servicer, the Indenture Trustee, the Master Servicer, the Securities Administrator and the Depositor, as amended from time to time in accordance with the terms thereof.

Sarbanes-Oxley Certification: A written certification covering servicing of the HELOCs by the related Servicer and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superseded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

Scheduled Payment: The meaning specified in the Policy.

Scheduled HELOC Payment: With respect to any HELOC and any month, the scheduled payment or payments of principal and interest due during such month on such HELOC which either is payable by a Mortgagor in such month under the related Credit Line Agreement or, in the case of REO Property, would otherwise have been payable under the related Credit Line Agreement.

Scheduled Principal: The principal portion of any Scheduled HELOC Payment.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Securities Administrator: LaSalle Bank National Association, or its successor in interest, or any successor securities administrator.

Securities Administrator Information: The meaning specified in Section 4.15 of the Sale and Servicing Agreement.

Security: Any of the Certificates or Notes.

Securityholder or Holder: Any Noteholder or Certificateholder.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Credit Line Agreement, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

Senior Interest Distribution Amount: With respect to any Payment Date, an amount equal to the sum of (i) the Interest Payment Amount due to the Class A Notes on such Payment Date plus (ii) the Interest Carry Forward Amount, if any, for such Payment Date for the Class A Notes.

Servicer: GreenPoint, or its successors and assigns.

Servicer Event of Default: The meaning specified in Section 8.05 of the Sale and Servicing Agreement.

Servicer Information: The meaning specified in Section 4.15 of the Sale and Servicing Agreement.

Servicer Remittance Date: The 18th day of the month, or if such day is not a Business Day, the Business Day immediately preceding such 18th day.

Servicing Account: Each account established by the Servicer pursuant to Section 5.01 of the Sale and Servicing Agreement. Each Servicing Account must be an Eligible Account.

Servicing Advances: The customary and reasonable “out-of-pocket” costs and expenses incurred on or after the Cut-off Date by the Servicer in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including but not limited to foreclosures, in respect of a particular HELOC, including any expenses incurred in relation to any such proceedings that result from the HELOC Loan being registered on the MERS® System, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, (iv) the performance of its obligations under Section 3.01, Section 3.05, Section 3.10, Section 3.12 and Section 5.01 of the Sale and Servicing Agreement and (v) obtaining any legal documentation required to be included in the Loan File and/or correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position) reasonably necessary for the Servicer perform its obligations under the Sale and Servicing Agreement. Servicing Advances also include any reasonable “out-of-pocket” cost and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or assignments of mortgage to the extent not recovered from the Mortgagor or otherwise payable under the Sale and Servicing Agreement. The Servicer shall not be required to make any Nonrecoverable Servicing Advances.

Servicing Criteria: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to any HELOC and any Payment Date, an amount equal to the product of (i) the Stated Principal Balance of such HELOC as of the Due Date in the preceding calendar month and (ii) the Servicing Fee Rate.

Servicing Fee Rate: As to any HELOC, a per annum rate of 0.500%.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the HELOCs, whose name and specimen signature appear on a list of Servicing Officers furnished by the Servicer to the Indenture Trustee, the Master Servicer, the Securities Administrator and the Depositor on the Closing Date, as such list may from time to time be amended.

Sponsor: DB Structured Products, Inc. and its successors and assigns.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

Stated Principal Balance: With respect to any HELOC and any Payment Date, the principal balance of the HELOC as of the Cut-Off date, plus the aggregate amount of all Draws conveyed to the Trust in respect of such HELOC minus all collections credited against the principal balance of such HELOC in accordance with the related Credit Line Agreement and minus all prior related Charge-Off Amounts. The Stated Principal Balance of any Charged-Off HELOC is equal to zero.

Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §§3801 et seq., as the same may be amended from time to time.

Stepdown Date: The Stepdown Date is the later to occur of (x) the Payment Date occurring in December 2008 and (y) the first Payment Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account collections of principal on the HELOCs, and excluding any payment of the Overcollateralization Increase Amount to the Offered Notes and the Class G Certificates) is greater than or equal to approximately 5.10%.

Subsequent Recoveries: With respect to any Payment Date, an amount equal to, amounts received during the related Collection Period by the Servicer specifically related to a defaulted HELOC or disposition of an REO Property prior to the related Collection Period that resulted in a Realized Loss (i) prior to the liquidation or disposition of such defaulted HELOC, with respect to a Charged-Off HELOC or (ii) after the liquidation or disposition of such defaulted HELOC, with respect to a Liquidated HELOC, net of any amounts reimbursable to the Servicer related to obtaining such Subsequent Recovery.

Substitute HELOC: The meaning specified in the HELOC Purchase Agreement.

Substitution Shortfall Amount: As defined in Section 2.02 of the Sale and Servicing Agreement.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury Regulation Sections 1.860F-4(d) and 301.6231(a)(7)-1T. The Holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Securities Administrator, or any successor thereto or assignee thereof, shall serve as tax administrator hereunder and as agent for the related Tax Matters Person(s).

Telerate Screen Page 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

Transfer: Any direct or indirect transfer or sale of any ownership interest in a Note or a Certificate.

Transferor: The meaning specified in Section 3.04(d) of the Trust Agreement

Treasury Regulations: Regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

Trigger Event: With respect to any Payment Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the rolling six month average of the Outstanding Principal Balance of HELOCs delinquent 60 days or more, in foreclosure, bankruptcy and REO by (ii) the Pool Balance, in each case, as of the last day of the related Collection Period exceeds 4.00% of the Pool Balance as of the last day of the related Collection Period or (y) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period divided by the Pool Balance as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Payment Date:

Payment Date	Percentages
December 2008 to May 2010	2.00% plus 1/12 of 0.50% for each month thereafter
June 2010 to May 2011	2.50% plus 1/12 of 0.50% for each month thereafter
June 2011 and thereafter	3.00%

Trust: The ACE Securities Corp. Home Equity Loan Trust, Series 2006-GP1 created pursuant to the Trust Agreement.

Trust Agreement: The Trust Agreement, dated as of May 25, 2006 between the Depositor and the Owner Trustee, as amended and restated by the Amended and Restated Trust Agreement, dated as of May 31, 2006, among the Depositor, the Owner Trustee, and the Securities Administrator.

Trust Allocation Percentage: With respect to any Payment Date, the percentage equivalent of a fraction with a numerator equal to the Trust Principal Amount for such Payment Date (or, in the case of the first Payment Date, the Trust Principal Amount as of the Closing Date) and a denominator equal to the aggregate Outstanding Principal Balance of the HELOCs at the end of the previous Collection Period (or, in the case of the first Payment Date, the Closing Date), provided such percentage shall not be greater than 100%.

Trust Estate: The meaning specified in the Granting Clause of the Indenture.

Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

Trust Principal Amount: With respect to any Payment Date, an amount equal to the Pool Balance as of the last day of the related Collection Period, reduced by the sum of (i) Certificate Principal Balance of the Class G Certificates immediately prior to such Payment Date (for the purpose of this calculation, not reduced by any Class G Excess Spread Amount unless such Certificate Principal Balance has been or will be reduced to zero as of such Payment Date) and (ii) any Additional Balance Advance Amounts funded during the related Collection Period, if any.

UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

Uncertificated Accrued Interest: With respect to each REMIC I Regular Interest on each Payment Date, an amount equal to one month’s interest at the Uncertificated REMIC I Pass-Through Rate on the related Uncertificated Principal Balance of such REMIC I Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Interest Shortfalls allocated to such REMIC I Regular Interests.

Uncertificated Principal Balance: The amount of REMIC I Regular Interests outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the amount set forth in 9.01 of the Sale and Servicing Agreement as its initial uncertificated principal balance. On each Payment Date, the Uncertificated Principal Balance of the REMIC I Regular Interests shall be reduced by all distributions of principal made on such REMIC I Regular Interests on such Payment Date pursuant to Section 9.02(b)(ii) of the Sale and Servicing Agreement and, if and to the extent necessary and appropriate, shall be further reduced on such Payment Date by Charge-Off Amounts as provided in Section 9.03 of the Sale and Servicing Agreement, and the Uncertificated Principal Balance of REMIC I Regular Interest ZZ shall be increased by interest deferrals as provided in Section 10.02(b)(i) of the Sale and Servicing Agreement. The Uncertificated Principal Balance of each REMIC I Regular Interest shall never be less than zero.

Uncertificated REMIC I Pass-Through Rate: With respect to any REMIC I Regular Interest and any Payment Date, a per annum rate equal to the weighted average Net Mortgage Rate of the HELOCs as of the first day of the related Collection Period, weighted on the basis of the Stated Principal Balances thereof as of the first day of the related Collection Period, minus (ii) the Premium Rate multiplied by a fraction the numerator of which is the aggregate Note Principal Balance of the Class A Notes and the denominator of which is the Stated Principal Balance of the HELOCs, expressed as a per annum rate and (ii) commencing with the Payment Date in June 2007, one-twelfth of 0.50% of the aggregate principal balance of the HELOCs as of the first day of the related Collection Period and the denominator of which is the aggregate principal balance of the HELOCs as of the first day of the related Collection Period, (or as of the Cut-off Date with respect to the first Payment Date), after giving effect to principal prepayments received during the related Collection Period.

Undercollateralized Amount: The meaning specified in Section 6.02 of the Sale and Servicing Agreement.

Underwriter: Deutsche Bank Securities Inc.

Uninsured Cause: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to the related Servicing Agreement, without regard to whether or not such policy is maintained.

Unpaid Interest Shortfall Amount: With respect to any Class of Notes and (i) the first Payment Date, zero, and (ii) any Payment Date after the first Payment Date, the amount, if any, by which (A) the sum of (1) the Current Interest for such Class of Notes for the immediately preceding Payment Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class of Notes for such preceding Payment Date exceeds (B) the aggregate amount distributed on such Class of Notes in respect of interest calculated pursuant to clause (A) above on such preceding Payment Date, plus interest on the amount of the interest due but not paid on such Class of Notes on such preceding Payment Date, to the extent permitted by law, at the Note Rate for such Class for the related Interest Accrual Period.